UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Lydall, Inc.
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING

To: The Owners of Lydall, Inc. Common Stock
You are cordially invited to attend the Annual Meeting of Stockholders.
Location:
Delamar West Hartford, One Memorial Road, West Hartford, CT 06107*

Date:
Friday, April 24, 2020

Time:
9:00 a.m.

The Annual Meeting of Stockholders will be held for the purposes of:
1.
Electing the eight (8) nominees named in the proxy statement to serve as Directors until the annual meeting of stockholders to be held in 2021 and until their successors are elected and qualified;

2.
Approving the Amended and Restated 2012 Stock Incentive Plan;

3.
Holding an advisory vote on executive compensation;

4.
Ratifying the appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2020; and

5.
Transacting any other business that may properly come before the Annual Meeting.

All stockholders are invited to attend the Annual Meeting; however, whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote promptly and submit your proxy by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. If you decide to attend the Annual Meeting, you have the right to vote in person even if you have previously submitted your proxy. If you hold your stock in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.
Sincerely,

Chad A. McDaniel Executive Vice President, General Counsel, and Chief Administrative Officer
Manchester, CT
March 16, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2020.
This proxy statement, along with the Lydall, Inc. 2019 Annual Report and Form 10-K, are available free of charge on our website at:www.lydall.com and by clicking on Investor Relations.

*
Special COVID-19 Note: Lydall, Inc. is monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials, as applicable and in a timely fashion, with the Securities and Exchange Commission.

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Lydall, Inc.
One Colonial Road
Manchester, CT 06042-2378

PROXY STATEMENT

Lydall, Inc. (“we”, “Lydall” or the “Company”) is providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 24, 2020 beginning at 9:00 a.m. at the Delamar West Hartford, One Memorial Road, West Hartford, Connecticut and at any postponements or adjournments thereof. This Proxy Statement is being mailed or otherwise furnished to stockholders on or about March 16, 2020. You should review this information together with our 2019 Annual Report to Stockholders, which accompanies this Proxy Statement.
Information about the Annual Meeting
Could COVID-19 have an impact on the date, location or format of the Annual Meeting?
Lydall, Inc. is monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant (or if the location of the Annual Meeting is closed to the public), we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and the filing of additional proxy materials, as applicable and in a timely fashion, with the Securities and Exchange Commission.
Why did you send me this Proxy Statement?
We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on Friday, April 24, 2020 or any postponements or adjournments thereof. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.
Who can vote at the Annual Meeting?
Only stockholders of record of Lydall’s Common Stock at the close of business on Monday, March 2, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof. As of the Record Date, there were 17,694,639 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.
How many shares must be present to conduct the Annual Meeting?
We must have a “quorum” present in person or by proxy to hold the Annual Meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted as present or represented for the purpose of determining the presence or absence of a quorum for the Annual Meeting.
What matters are to be voted upon at the Annual Meeting?
Four proposals are scheduled for a vote:
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Election of the eight (8) nominees as Directors, each as named in this Proxy Statement, to serve until the annual meeting of stockholders to be held in 2021 and until their successors are elected and qualified;

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Approval of the Amended and Restated 2012 Stock Incentive Plan (the “Amended Plan”);

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Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

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Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2020.

How does the Board recommend that I vote?
The Board recommends that you vote:
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“FOR” the election of each of the nominees for Director named in this Proxy Statement;

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“FOR” the proposal to approve the Amended Plan;

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“FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

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“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2020.

How do I vote before the Annual Meeting?
With respect to each of  (a) the election of directors, (b) the approval of the Amended Plan, (c) the advisory vote on the compensation of the Company’s Named Executive Officers and (d) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor, you may vote “FOR” or “AGAINST” or abstain from voting.
If you hold your shares in your own name, you may vote as follows:
Telephone — To vote by telephone, please follow the instructions on the enclosed proxy card. If you vote by telephone, it is not necessary to mail your proxy card.
Internet — To vote over the Internet, please follow the instructions on the enclosed proxy card. If you vote on line, it is not necessary to mail your proxy card.
Mail — To vote by mail, please complete, sign and date your proxy card and return it in the enclosed postage-paid envelope.
In Person — If you wish to vote in person, written ballots will be available at the Annual Meeting.
How do I vote if my broker holds my shares in “street name”?
If you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote shares held beneficially in street name, please refer to the voting instructions provided by your broker, bank or other nominee.
May I vote at the Annual Meeting?
Yes, if you hold your shares in your own name, you may vote your shares at the Annual Meeting if you attend in person. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person. If you hold your shares in street name, in order to vote in person at the Annual Meeting, you must request a proxy from your broker, bank or other nominee.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive to ensure that all your shares are voted.

How many votes do I have?
Each share of Common Stock that you own as of the close of business on the Record Date entitles you to one vote on each nominee and on each other matter voted upon at the Annual Meeting.
May I change my vote?
Yes, if you own shares in your own name, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by executing a valid proxy bearing a later date and delivering it to us prior to the Annual Meeting at Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary. You may withdraw your vote at the Annual Meeting and vote in person by giving written notice to our Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Secretary at the above address. However, if you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.
How are my shares voted if I submit a proxy but do not specify how I want to vote?
If you submit a properly executed and signed proxy card and return it without indicating how you would like to vote your shares, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as the Board recommends, which is:
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“FOR” the election of each of the nominees for Director named in this Proxy Statement;

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“FOR” the approval of the Amended Plan;

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“FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers; and

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“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLC as our independent auditor for fiscal year 2020.

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In particular, brokers will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority under NYSE rules to vote on the election of directors, the Amended Plan or the advisory vote on executive compensation without instructions from you, and in the absence of instructions from you, a broker non-vote will occur and your shares will not be voted on these matters.
Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instructions to your broker, bank or other nominee and contact the person responsible for your account to ensure that your shares are voted on your behalf.
What vote is required to elect directors?
Under the majority vote standard adopted by the Board by amendment of our Bylaws in December 2018, a nominee shall be elected as a Director if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election). This majority vote standard will apply to the election of directors at the 2020 Annual Meeting.
In contested elections (defined below), Directors would instead be elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting as described above. A “contested election” is any meeting on the election of directors for which a stockholder has properly nominated a person for election to the Board in compliance with the advance notice requirements and such nomination has not been timely withdrawn by such stockholder.

What happens in an uncontested election if an incumbent director does not receive a majority of the votes cast on his or her election?
Our Corporate Governance Guidelines address the situation where, in an uncontested election, an incumbent Director nominee does not receive more votes “FOR” than “AGAINST” his or her election. As a condition to being nominated by the Board of Directors for re-election as a director, each incumbent director must deliver to the Board of Directors an irrevocable resignation from the Board of Directors that will become effective if, and only if, both (1) the election is an uncontested election (i.e., one in which the number of nominees does not exceed the number of Directors to be elected), and such nominee does not receive more votes cast “for” than “against” such nominees’ election and (2) the Board of Directors determines to accept such resignation in accordance with this policy.
The Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors will act on such resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding such resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant and may act in their sole and absolute discretion. A Director whose resignation is being considered in accordance with this policy shall not participate in the consideration of such resignation by either the Corporate Governance Committee or the Board of Directors.
If an incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy or otherwise take action pursuant to the applicable provisions of the Company’s Bylaws and the Company’s Restated Certificate of Incorporation in effect at such time.
Why is the 2012 Stock Incentive Plan being amended?
The Board believes that the Company’s continued growth and profitability depends, in large part, on the ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and the desired skill set. The Board further believes that the Company’s stock-based compensation programs are central to achieving this objective. The shares currently available under the Company’s existing stock-based compensation plan will be insufficient to meet the needs of the Company beyond the end of the second quarter of 2020, thus impairing the ability to attract and retain key employees through the grant of stock-based awards. The Amended Plan, among other things, will make additional shares available for the Company to grant stock-based compensation to key employees.
What vote is required to approve the Amended Plan?
Under NYSE rules, approval of the Amended Plan requires that votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). Accordingly, abstentions will have the same effect as a vote against Proposal 2, and the failure to give your broker instructions for how to vote could, depending on the number of votes cast, result in Proposal 2 not being adopted.
What vote is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers?
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote and voting on the matter. Brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner. Abstentions and broker non-votes are not considered to have been voted on this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated. This proposal is an advisory vote and the result will not be binding on the Board or the Company.

What vote is required to ratify the appointment of PricewaterhouseCoopers LLC as Lydall’s independent auditor for the fiscal year ending December 31, 2020?
Under the Company’s Bylaws, the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote and voting on the matter will constitute the stockholders’ approval. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power, if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions are not considered to have been voted on this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated.
Who will count the votes?
Votes will be counted by one or more inspectors of election appointed by the Board.
Who pays for the solicitation of proxies?
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our Directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary results at the Annual Meeting. We will report final results in a filing with the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K or as part of a Quarterly Report on Form 10-Q, in either case within four business days after the Annual Meeting.
What is “householding” and how does it work?
The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Lydall, Inc., One Colonial Road, Manchester, Connecticut 06042, Attn: Secretary, or by calling us at (860) 646-1233. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other nominee), the broker, bank or other nominee may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholder meetings and proxy statements and wish to receive a single copy in the future, should contact their broker, bank or other nominee to request that only a single copy be delivered to all stockholders at the shared address in the future.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of the Company’s Directors expires at the Annual Meeting and when their successors are elected and qualified. The Corporate Governance Committee of the Board believes the Company is well-served by its current Directors; and, accordingly, the Committee has nominated David G. Bills, Kathleen Burdett, James J. Cannon, Matthew T. Farrell, Marc T. Giles, Sara A. Greenstein, Suzanne Hammett, and S. Carl Soderstrom, Jr. for election as Directors of the Company until the next annual meeting of stockholders to be held in 2021 and until their successors are elected and qualified. William D. Gurley, a current Director, is not standing for re-election and will not continue to serve as a director after the Annual Meeting. Mr. Gurley has served as a Director of the Company since 2006, and the Board thanks Mr. Gurley for his many years of service to the Board.
Each nominee is currently serving as a Director of the Company, and each nominee has consented to serve if re-elected. If any nominee becomes unavailable to serve as a Director before the Annual Meeting, the Corporate Governance Committee may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Corporate Governance Committee.
In connection with its consideration of Director nominations for the Annual Meeting, the Corporate Governance Committee considered the factors described in the Corporate Governance section of this Proxy Statement, under “Nomination Process.” The Corporate Governance Guidelines of the Company specify that at least a majority of the members of the Board, as well as all of the members of the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee, shall be “independent” within the meaning of the applicable NYSE rules. The Corporate Governance Committee has determined that each of the nominees for election, other than Ms. Greenstein, is “independent” as defined by the NYSE rules and that each of the nominees for election, including Ms. Greenstein, are free from the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of the Company’s stockholders as a whole. There are no family relationships between any Director or executive officer of the Company. In addition, the Corporate Governance Committee has determined that each member of our Audit Review Committee is “financially literate” within the meaning of the NYSE rules and that four members of the Committee are “audit committee financial experts” as defined under rules promulgated by the SEC. The Corporate Governance Committee has also determined that each member of the Compensation Committee meets the enhanced independence rules of the NYSE.
Under the Restated Certificate of Incorporation of the Company, the Board is empowered to establish the number of Directorships between three and fifteen. The Board has currently fixed the number of Directorships at nine (9), but that number will be reduced to eight (8) effective upon the election of directors at the Annual Meeting.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote for the Director nominees designated by the Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL PERSONS NOMINATED BY THE CORPORATE GOVERNANCE COMMITTEE AS DIRECTORS OF THE COMPANY.
Nominees and Qualifications
The following table contains certain biographical information pertaining to each nominee for election as a Director of the Company, including their business experience and other directorships. Each nominee brings a unique background and set of skills to our Board, giving the Board as a whole competence and experience in a wide variety of areas, including executive management, manufacturing, marketing, finance, corporate governance, mergers and acquisitions, private equity and service on other public company boards of directors. Included in the table below is a discussion of each nominee’s principal experience, qualifications, attributes and skills that led the Corporate Governance Committee to conclude that he or she should serve as one of our Directors.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
David G. Bills
Former Senior Vice President, and Chief Strategy Officer, DuPont
Age: 58
Director Since: 2018
Committees (since):
•
Audit Review Committee (2018)

•
Corporate Governance Committee (2018)

Since 2015, Mr. Bills has served on the Board of Directors of Modine Manufacturing Company, a publicly traded industrial manufacturing company, where he has been a member of the Audit, Corporate Governance and Technology Committees. From 2001 until he retired in 2017, he held a number of senior executive positions at E.I. du Pont de Nemours and Company (“DuPont”), a public global chemical and materials company, most recently as Senior Vice President, Corporate Strategy. Prior to joining DuPont, Mr Bills was a partner at McKinsey and Company, a management consulting firm.
The Board believes that the background of Mr. Bills as Senior Vice President, Corporate Strategy of a large global manufacturing company and his knowledge of industrial manufacturing and international business makes him a valuable member of the Board. In addition to his relevant industry knowledge, Mr. Bills has experience serving as a Director of another publicly traded company and as a member of its Audit, Corporate Governance and Technology Committees.

Kathleen Burdett
Former Vice President and Chief Financial Officer, Dexter Corporation
Age: 64
Director Since: 2003
Committees (since):
•
Audit Review Committee
(2003)

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Audit Review Committee, Chairperson (2004)

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Compensation Committee (2017)

Ms. Burdett served as Vice President and Chief Financial Officer of Dexter Corporation (“Dexter”), a developer and manufacturer of nonwoven products primarily used in the food packaging, medical, and hygiene markets, specialty polymers primarily used in the aerospace and electronics markets and precise, reproducible biological, and biochemical products used for applications in the life sciences industry, from 1994 until Dexter’s merger with Invitrogen Corporation (“Invitrogen”), in 2000. From 2000 until her retirement in 2002, Ms. Burdett served as a consultant to Invitrogen. Prior to that, Ms. Burdett served as the Controller and Principal Accounting Officer of Dexter and as a member of the Board of Directors of Life Technologies, Inc., a majority owned subsidiary of Dexter, and as Chair of the Audit Committee and as a member of the Executive Committee and the Compensation Committee of Life Technologies, Inc.
The Board believes that, as the former Vice President and Chief Financial Officer of a publicly held manufacturing company that manufactured and sold nonwoven fiber products, Ms. Burdett is familiar with the markets in which the Company’s Performance Materials business operates. In addition to her relevant industry experience, Ms. Burdett has experience serving as a Director of another publicly held company where she chaired its Audit Committee and served as a member of its Executive and Compensation Committees.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
James J. Cannon
President, Chief Executive Officer and Director, FLIR Systems, Inc.
Age: 49
Director Since: 2017
Committees (since):
•
Compensation Committee (2017)

•
Corporate Governance Committee (2017)

Mr. Cannon has been President, Chief Executive Officer and a Director of FLIR Systems, Inc. (“FLIR”) since June 2017. FLIR is global maker of sensor systems that support security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. Previously, Mr. Cannon was an employee of Stanley Black & Decker, Inc. (“Stanley”) from 2001 to 2017, most recently as President, Stanley Security, North America & Emerging Markets, from October 2014 to June 2017. Mr. Cannon was President of Stanley Oil & Gas from August 2012 to October 2014, President of Stanley Industrial & Automotive Repair, Europe and Latin America, from July 2011 to August 2012, and President of Stanley Industrial and Automotive Repair, North America from February 2009 to July 2011. Stanley is a global supplier of tools and storage, commercial security, and engineered fastening solutions. Mr. Cannon served in the United States Army from 1989 until 1999 as an Infantryman and Armor Officer.
The Board believes that Mr. Cannon’s leadership experience as the President of global businesses and his knowledge of industrial manufacturing and international business make him a valuable contributor to the Board. In addition to his business experience, Mr. Cannon also serves on the board of a publicly traded company.

Matthew T. Farrell Chairman and Chief Executive Officer, Church & Dwight Co., Inc. Age: 63 Director Since: 2003 Committees (since): • Audit Review Committee (2003) • Compensation Committee (2004)
Mr. Farrell is Chairman and Chief Executive Officer and a member of the Board of Directors of Church & Dwight Co., Inc. (“Church & Dwight”), which manufactures and markets a wide range of personal care, household and specialty products. In 2015, Mr. Farrell was Executive Vice President, Chief Financial Officer and Chief Operating Officer of Church & Dwight. From 2007 through 2014, Mr. Farrell was Chief Financial Officer of Church & Dwight. Prior to that, Mr. Farrell was Chief Financial Officer of Alpharma Inc., a specialty pharmaceutical company; he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd., and he held various senior financial positions at AlliedSignal Inc. Mr. Farrell began his career with KPMG Peat Marwick LLP, where he was an audit partner.
As a Director, Chief Executive Officer and former Chief Financial Officer of a publicly held manufacturing business, and a former member of the executive management team of other publicly held companies, Mr. Farrell has industry experience and knowledge relevant to the Company’s business. He also has prior experience serving as an audit partner of KPMG Peat Marwick LLP. In addition, Mr. Farrell has professional expertise from senior management positions he has held in investor relations and communications. The Board believes that his background, business experiences and knowledge offer a valuable contribution to the Board, particularly on matters relating to manufacturing, finance, audit, investor relations and communications.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
Marc T. Giles
Chairman of the Board of Directors, Lydall, Inc. (since 2017); former President and Chief Executive Officer of Gerber Scientific, Inc.
Age: 64
Director Since: 2008
Committees (since):
•
Corporate Governance Committee (2008)

Mr. Giles was a director at Intevac, Inc., a publicly traded company and a leader in thin film processing technologies and developer of advanced high sensitivity digital sensors, cameras, and integrated systems, from May 2014 through May 2017, where he also served as a member of the Audit Committee. He was a director of Checkpoint Systems, Inc., a global leader in merchandise availability solutions for the retail industry, from March 2013 until its sale to CCL Industries in May 2016, where he also served as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Giles served from 2001 until September 2016 as a director of Gerber Scientific, Inc. (“Gerber Scientific”), a global manufacturer that provides software, computerized manufacturing systems, supplies and services to a variety of industries worldwide, which was acquired by a private equity firm in 2011 and owned by said firm until its sale to American Industrial Products in September of 2016. He was President and Chief Executive Officer of Gerber Scientific from 2001 to 2012 and provided transitional services through his retirement in 2012. Mr. Giles previously served as Senior Vice President and President of Gerber Technology, Inc. (“Gerber Tech”), a subsidiary of Gerber Scientific. Prior to joining Gerber Tech, he served in several senior positions in management, strategy development, mergers & acquisitions and sales & marketing management with FMC Corp., a manufacturer of machinery and chemicals.
The Board believes that as the former President and Chief Executive Officer of a global manufacturing business which was public until 2011, Mr. Giles knowledge of general management and strategic planning, mergers and acquisitions, sales and marketing and business development are valuable additions to our Board. In addition to his business experience, Mr. Giles has also served as a Director of two other publicly traded companies.

Sara A. Greenstein President and Chief Executive Officer, Lydall, Inc. Age: 45 Director Since: 2019
Ms. Greenstein is the President and Chief Executive Officer of Lydall, Inc., a position to which she was appointed on November 18, 2019. Ms. Greenstein joined Lydall from the integrated steel producer United States Steel Corporation (“U.S. Steel”), where she served as Senior Vice President of its $4 billion global Consumer Solutions business unit with 4,500 employees across nine large operating facilities since 2014. Prior to U.S. Steel, Ms. Greenstein served for 12 years at Underwriters Laboratories, Inc. (“UL”), the world’s leading global safety certification company. Ms. Greenstein is currently a member of the board of directors of Briggs & Stratton Corporation, a leading manufacturer of gasoline engines for lawn and garden equipment, where she serves on the company’s Finance Committee and Nominating & Governance Committee.
As the President and Chief Executive Officer of the Company, Ms. Greenstein brings an understanding of the Company’s business, including its employees, products and markets, to our Board. In addition, Ms. Greenstein provides valuable insight through her prior executive management experience of successfully leading the turnaround of a multi-billion dollar division of a global manufacturer, driving growth and profit through a new customer intimacy and solutions strategy. In addition to her business experience, she serves as the Director of another publicly traded company with a global manufacturing footprint.

Name, Title, Age and Date Became a Director	Business Experience, Other Directorships and Qualifications
Suzanne Hammett
Former Executive Vice President and Chief Commercial Credit Risk Officer, Capital One, N.A.
Age: 64
Director Since: 2000
Committees (since):
•
Audit Review Committee (2003)

•
Compensation Committee (2004)

•
Compensation Committee, Chairperson (2019)

Ms. Hammett currently is a member of the Board of Directors of American Express National Bank. From 2007 until her retirement in 2017, Ms. Hammett was the Executive Vice President and Chief Commercial Credit Risk Officer for Capital One, N.A. (“Capital One”), a diversified bank that offers financial products and services to consumers, small businesses and commercial clients. Prior to joining Capital One, Ms. Hammett served as the Executive Vice President, Chief Risk Officer for the Radian Group Inc., a credit enhancement company, from 2005 to 2007. Ms. Hammett began her career with J.P. Morgan Chase & Co., where she was an Executive Vice President and held numerous senior positions, including Head of Credit Risk Policy, during her 28-year tenure.
As the former Executive Vice President and Chief Commercial Credit Risk Officer of one of the largest banking institutions in the United States, and with her prior experience working for a number of other financial institutions and investment banks, Ms. Hammett is knowledgeable about commercial finance, accounting practices, business analysis and credit risk management, all of which the Board believes are important to the Company’s business.

S. Carl Soderstrom, Jr.
Former Senior Vice President and Chief Financial Officer, Rockwell Automotive
Age: 66
Director Since: 2003
Committees (since):
•
Corporate Governance Committee, Chairperson (2004)

•
Audit Review Committee (2003)

Mr. Soderstrom currently is a member of the Board of Directors of Evergy, Inc. (formerly known as Westar Energy, Inc. before it merged with Kansas City Power & Light Company in 2018) and serves as a member of each of the Audit, the Finance and the Nuclear, Operations and Environmental Oversight Committees. Prior to the merger, Mr. Soderstrom was a member of the Board of Directors of Evergy, Inc. since 2010. From 1986 until his retirement in 2004, Mr. Soderstrom held various senior positions at Rockwell International (“Rockwell”), most recently at the automotive business of Rockwell (subsequently spun off and merged to form ArvinMeritor, Inc., now known as Meritor, Inc.). At the time, ArvinMeritor was a global supplier of a broad range of integrated systems, modules and components serving light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Mr. Soderstrom served as Senior Vice President and Chief Financial Officer at the time of his retirement. Prior to joining Rockwell, Mr. Soderstrom held management positions at General Electric Company and Emerson Electric Co.
With his 18 years’ experience in a variety of senior positions at a global supplier to the automotive industry, most recently as Senior Vice President and Chief Financial Officer, Mr. Soderstrom is knowledgeable about the automotive industry in which the Company operates. In addition to his industry experience, he serves as the Director of another publicly traded company, and is a member of an Audit, Finance and Nuclear, Operations and Environmental Oversight Committees. He brings extensive experience in product engineering, quality management, manufacturing, finance and procurement to our Board. The Board believes that Mr. Soderstrom’s background, business experiences and knowledge offer a valuable contribution to the Board.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

On February 13, 2020, upon the recommendation of the Compensation Committee (the “Committee”), and subject to stockholder approval, the Board adopted an amendment and restatement of the Company’s 2012 Stock Incentive Plan (the “Amended Plan”). The Amended Plan includes the following material changes to the 2012 Stock Incentive Plan:
•
Increases the number of shares of the Company’s Common Stock available for issuance under the Amended Plan by 1,250,000 shares, subject to adjustment in the event of stock splits and other similar events;

•
Except with respect to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan, requires that no award granted on or after the date of the 2020 Annual Meeting vest earlier than the first anniversary of its date of grant, unless the award is made in payment of or exchange for other compensation already earned and payable to the participant or the award is made to a non-employee director;

•
Provides that any dividend equivalents paid with respect to other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid;

•
Updates the Amended Plan to reflect changes made to Section 162(m) of the Internal Revenue Code, as part of tax reform legislation enacted in 2017; and

•
Provides for a term of the Amended Plan that expires on December 31, 2027.

As of March 2, 2020, the following awards were outstanding under the 2012 Stock Incentive Plan:
•
618,766 options to purchase shares of Common Stock with a weighted-average remaining term of 7.8 years and a weighted-average exercise price of  $28.59 per share; and

•
244,409 shares subject to unvested restricted stock awards.

The Board believes that the Company’s future success depends on our ability to attract and retain qualified employees. The market for qualified personnel in our industry is highly competitive. The ability to grant equity awards is critical to the Company’s ability to attract and retain top talent. If the Amended Plan is not approved, we may be unable to make long-term equity incentive awards under a stockholder-approved equity incentive plan after the second quarter of 2020. Therefore, we consider approval of the Amended Plan vital to the Company’s future success.
ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN.
Highlights of the Amended Plan
•
No liberal share recycling.   Shares of Common Stock delivered to satisfy the exercise price of an award made under the Amended Plan or to satisfy the tax withholding obligations with respect to an award made under the Amended Plan will not increase the number of shares available for the future grant of awards under the Amended Plan and shares purchased by us on the open market using proceeds from the exercise of a stock option will also not increase the number of shares available for future grant of awards.

•
Fungible Share Pool.   Full-value awards (including awards of restricted stock and restricted stock units with a per share or per unit purchase price that is less than 100% of the fair market value of the Company’s common stock on the date of grant) will deplete the applicable share reserve by 1.32 shares for each share of Common Stock subject to the award.

•
No Repricing of Options.   The Amended Plan prohibits the direct or indirect repricing of stock options without stockholder approval (unless otherwise permitted under the terms of the Amended Plan in connection with certain changes in capitalization and reorganization events).

•
No Discounted Options.   All options must have an exercise price not less than the fair market value of the underlying Common Stock on the date of grant.

•
No Reload Options.   No options granted under the Amended Plan may contain a provision entitling the award holder to the automatic grant of additional options in connection with any exercise of the original option.

•
No Dividend Equivalents on Options.   No options granted under the Amended Plan may provide for the payment or accrual of dividend equivalents.

•
Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards not Paid Until Award Vests.   Any dividends or dividend equivalents paid with respect to restricted stock or restricted stock units (“RSUs”) will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

•
Minimum Vesting Requirements.   Except with respect to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan, the Amended Plan requires that no award granted on or after the date of the 2020 Annual Meeting vest earlier than the first anniversary of its date of grant, unless the award is made in payment of or exchange for other compensation already earned and payable to the participant or the award is made to a non-employee director.

•
Independent Committee Administers Awards to Non-Employee Directors.   Awards granted to non-employee directors must be granted and administered by a committee of the Board which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

•
Limit Applicable to Non-Employee Directors.   The Amended Plan provides that the maximum number of shares with respect to which awards may be granted to directors who are non-employee directors at the time of grant is 15% of the maximum number of shares authorized for issuance under the Amended Plan.

Information Regarding Overhang and Dilution
In developing the Company’s share request for the Amended Plan and analyzing the impact of utilizing equity as a means of compensation on the Company’s stockholders, we considered both the Company’s “overhang” and “burn rate.”
Overhang is a measure of potential dilution which we define as the sum of  (i) the total number of shares underlying all equity awards outstanding, regardless under which plan they were granted; and (ii) the total number of shares available for future award grants, divided by the number of common shares outstanding. As of March 2, 2020, the Company’s overhang was 6.82%, reflecting:
•
776,023 outstanding options to purchase shares of Common Stock;

•
360,366 shares of unvested restricted stock;

•
69,660 shares available for future award grants; and

•
17,694,639 shares of Common Stock outstanding.

Burn rate provides a measure of the potential dilutive impact of the Company’s equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year under the 2012 Stock Incentive Plan by the basic weighted average number of shares outstanding. Set forth below is a table that reflects the Company’s burn rate for the 2019, 2018 and 2017 fiscal years as well as an average over those years.
Fiscal Year	Options Granted	Restricted Stock Granted(1)	Total Granted(2)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate(3)
2019	108,380	41,412	191,204	17,270,937	1.11%
2018	245,830	172,321	590,472	17,204,399	3.43%
2017	99,840	75,780	251,400	17,044,604	1.47%
Three-Year Average	151,350	96,504	344,359	17,173,313	2.01%
(1)
The amounts reflect the aggregate grant date at target level for PSAs.

(2)
“Total Granted” reflects the number of shares underlying equity awards granted in the year, adjusted by a burn-rate multiplier. The burn rate multiplier incorporates a measure of stock price volatility into the overall calculation and the multiplier was 2.0 for each of the fiscal years 2019, 2018 and 2017. These amounts do not include (a) the annual equity retainer grants to Non-Executive Directors; or (b) inducement grants issued to two employees in November 2019 in connection with their employment.

(3)
“Gross Burn Rate” is defined as the number of shares underlying equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the Amended Plan
The following is a brief summary of the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement. For purposes of this summary, as appropriate in the relevant context, the “Company” may refer to one or more of Lydall, any of Lydall’s present or future parent or subsidiary corporations, or any other business venture in which Lydall has a controlling interest, as indicated in the Amended Plan.
Number of Shares Available for Awards
Up to 3,000,000 shares of Common Stock may be issued pursuant to awards granted under the Amended Plan. In addition, up to 19,720 shares of Common Stock subject to outstanding awards granted under the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right may be issued pursuant to awards granted under the Amended Plan (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”)). The number of shares available for awards under the Amended Plan is subject to adjustment in the event of stock splits and other similar events. Any or all awards made under the Amended Plan may be incentive stock options.
If any award under the Amended Plan expires, terminates or is otherwise surrendered, cancelled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused shares of Common Stock covered by such award will again be available for grant under the Amended Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Shares of Common Stock delivered or tendered to the Company by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for grant under the Amended Plan. In the case of an other stock-based award that is a stock appreciation right and that is settled in shares, the number of shares counted against the shares available for the grant of awards will be the full number of shares subject to the stock appreciation right, regardless of the number of shares actually used to settle the stock appreciation right upon exercise. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of a stock option will not increase the number of shares available for grant under the Amended Plan.
Fungible Share Pool
The Amended Plan provides a fungible share pool for counting Awards (as defined below) against the authorized number of shares available for Awards under the Amended Plan and the limit on Awards to non-employee directors. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards with a per share purchase price of less than 100% of the fair market value of the Common Stock on the date of grant will be counted as 1.32 shares for each one share of Common Stock subject to the Award. Other Awards granted under the Amended Plan will be counted as one share for each share of Common Stock subject to the Award. If a share that was subject to an Award that counts as 1 share is returned to the Amended Plan, the authorized number of shares available for Awards under the Amended Plan and the limit on Awards to non-employee directors will each be credited with 1 share. If a share that was subject to an Award that counts as 1.32 shares is returned to the Amended Plan, the authorized number of shares available for Awards under the Amended Plan and the limit on Awards to non-employee directors will each be credited with 1.32 shares.
Types of Awards
The Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
Incentive Stock Options and Nonqualified Stock Options.   Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the Common Stock on the date of grant (or, if the Board approves the grant of an option with an effective date that is a specified future date, the fair market value of the Common Stock on such future effective date). Options may not be granted for a term in excess of ten years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a notice of  “net exercise”, (iv) other lawful consideration as determined by the Board, or (v) any combination of these forms of payment. No option granted under the Amended Plan may contain any provision entitling the participant to an automatic grant of additional options in connection with the exercise of the original option or provide for the payment of dividends or dividend equivalents.
Restricted Stock.   An Award of Restricted Stock entitles the recipient to acquire or receive shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that the conditions specified in the applicable Award are not satisfied. Dividends paid by the Company with respect to shares of Common Stock underlying an Award of Restricted Stock will only be paid to the recipient if and when the shares underlying the Award become free from the restrictions on transferability and forfeitability provisions that apply to such shares.
Restricted Stock Units.   Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be issued at the time the Award vests (or at a later date) as set forth in the Award agreement. Restricted Stock Unit Awards may, but are not required to, provide the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”), which will be subject to the same restrictions on transfer and forfeitability provisions as the underlying Restricted Stock Unit Award. Dividend Equivalents may be paid currently or credited to an account, may be settled in cash and/or shares of Common Stock, and may be subject to additional terms and conditions specified in the Award agreement. No interest will be paid on Dividend Equivalents.
Other Stock-Based Awards.   Under the Amended Plan, the Board may grant other Awards (“Other Stock-Based Awards”) that are valued by reference to or based on shares of Common Stock. Other Stock-Based Awards will have such terms and conditions as the Board may determine and will be paid in shares of Common Stock. Other Stock-Based Awards may be used as a form of payment in the settlement of other Awards granted under the Amended Plan or as payment in lieu of other compensation to which a recipient is otherwise entitled. Other Stock-Based Awards may, but are not required to, provide the recipient with the right to receive Dividend Equivalents, which will be subject to the same restrictions on transfer and forfeitability provisions as the underlying Other Stock-Based Award. Dividend Equivalents may be paid currently or credited to an account, may be settled in cash and/or shares of Common Stock, and may be subject to additional terms and conditions specified in the Award agreement. No interest will be paid on Dividend Equivalents.
Performance Awards.   Awards under the Amended Plan may be made subject to the achievement of performance goals, as described below. We refer to these Awards as “Performance Awards.” The Board may specify that the granting, vesting and/or payout of a Performance Award will be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: net income, operating income, earnings per share, operating cash flow, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, increases in operating margins, reductions in operating expenses, sales, sales growth, earnings on sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, return on assets, return on equity, return on investment, return on invested capital, economic value added, improvement of financial ratings, cost reductions and savings, increase in surplus, productivity improvements, achievement of balance sheet or income statement objectives, customer satisfaction, total stockholder return, gross profit, revenue growth, inventory management, working capital, quality, safety, business development, growth and profitability, manufacturing objectives, market share, negotiating transactions, developing long-term business goals, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, cash position or any other performance measure established by the Board. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may reflect performance on a per-share basis or a relative comparison to the performance of a peer group. These goals may reflect consolidated Company performance, business unit performance or performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Board may specify that such performance measures can be adjusted to exclude any one or more of  (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations and/or the disposition of business lines, business segments or subsegments thereof, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, (vii) purchase accounting adjustments to record inventories at fair value on an acquisition date, (viii) strategic transaction, acquisition, divestiture and other transaction-related expenses, (ix) pension plan settlement charges and related expenses, (x) tax benefits or charges realized on any of the adjustments set forth in this paragraph and (xi) any other factors as the Board may determine. Such performance goals (a) may vary by participant and may be different for different Awards, (b) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works, and (c) may cover such period as may be specified by the Board. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of death or disability of the participant or a change in control of Lydall, or if applicable, a parent and subsidiary corporation of Lydall or other business venture in which Lydall has a controlling interest.
Minimum Vesting Requirements
Subject to certain exceptions, no Award granted under the Amended Plan on or after the date of the 2020 Annual Meeting may vest prior to the first anniversary of the date of its grant unless the award is made in payment of or in exchange for other compensation already earned and payable to the participant, or unless the award is granted to a non-employee director. This minimum vesting requirement does not apply to awards granted, in the aggregate, for up to 5% of the maximum number of shares authorized for issuance under the Amended Plan.
The Board may at any time provide that any Award granted on or after the date of the 2020 Annual Meeting may become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
Transferability of Awards
Except as the Board may otherwise permit with respect to certain gratuitous transfers in accordance with limitations specified in the Amended Plan, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.
Eligibility to Receive Awards
Employees, officers, directors, consultants and advisors of Lydall, its parent and subsidiary corporations and other business ventures in which Lydall has a controlling interest are eligible to be granted Awards under the Amended Plan. However, in accordance with present law, incentive stock options may only be granted to employees of the Company.
As of the Record Date, we had approximately 3,250 employees (excluding executive officers), seven (7) executive officers, eight (8) independent directors and no consultants and advisors eligible to receive awards.
The Amended Plan contains annual per-participant limits for Awards. Subject to adjustment in the event of stock splits and other similar events, the maximum number of shares with respect to which Awards may be granted to any participant under the Amended Plan is 1,000,000 shares per calendar year. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 15% of the maximum number of shares authorized for Awards under the Amended Plan.
Plan Benefits
The granting of Awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
On March 2, 2020, the last reported sale price of the Common Stock on the NYSE was $10.87.

Awards Previously Made Under the 2012 Stock Incentive Plan
Since the initial approval of the 2012 Stock Incentive Plan in 2012 through March 2, 2020, the following number of equity awards have been granted to the individuals and groups described in the table. No other equity awards have been granted under the 2012 Stock Incentive Plan as of such date.
Name of Beneficial Owner	Number of Shares of Common Stock Underlying Grants of Options	Number of Shares of Common Stock Underlying Grants of Restricted Stock and RSUs	Number of Shares of Common Stock Underlying Grants of Other Awards
Named Executive Officers:(1)
Joseph A. Abbruzzi	105,520	78,469	—
Dale G. Barnhart	360,431	221,235	—
Randall B. Gonzales	73,725	40,876	—
Sara A. Greenstein(2)	—	—	—
Paul A. Marold, Jr.	90,320	35,950	—
Chad A. McDaniel	142,775	74,285	—
Current Executive Officers as a Group (7 persons, including 6 named above)	772,771	450,815	—
Non-employee Directors and Nominees for election as Directors:
David G. Bills	—	—	4,080
Kathleen Burdett	—	—	14,327
James J. Cannon	—	—	5,295
Matthew T. Farrell	—	—	14,327
Marc T. Giles	—	—	14,327
William D. Gurley	—	—	14,327
Suzanne Hammett	—	—	14,327
S. Carl Soderstrom, Jr.	—	—	14,327
All current directors who are not executive officers as a group	—	—	95,337
Others:
Associates of our executive officers, directors or nominees	—	—	—
All other eligible participants, none of whom received more than 5% of such equity awards	293,558	634,388	8,655
(1)
Refer to the Summary Compensation Table for information about each person’s position in the Company.

(2)
In November 2019, Lydall granted to Ms. Greenstein and one other Executive Officer long-term incentive (“LTI”) stock awards pursuant to the inducement grant exception under NYSE Listing Company Manual Rule 303A.08 and not pursuant to the Company’s 2012 Stock Incentive Plan. These LTI awards consisted of nonqualified stock options, performance-based restricted stock awards, and time-based restricted stock awards as inducement grants issued by the Company to these two Executive Officers in connection with the commencement of their employment with the Company. Accordingly, these grants are not included in the table above.

Administration
The Amended Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to construe and interpret the provisions of the Amended Plan and any Award agreements entered into under the Amended Plan. Pursuant to the terms of the Amended Plan, the Board may delegate authority under the Amended Plan to one or more committees or subcommittees of the Board but awards granted to non-employee directors may only be granted and administered by a committee of the Board which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual. The Board has authorized the Compensation Committee (the “Committee”) to administer certain aspects of the Amended Plan, including the granting of options to executive officers. For purposes of this summary, where appropriate in the relevant context, the term “Board” may include the Committee or any other committee to whom the Board delegates authority, as indicated in the Amended Plan.
Subject to any applicable limitations contained in the Amended Plan, the Board selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any Award of Restricted Stock or Restricted Stock Units or any Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for vesting, repurchase, and issue price, if any.
The Board will determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s representative) may exercise rights or receive benefits under an Award.
Subject to the terms of the Amended Plan (including those described above under the heading “Minimum Vesting Requirements”), the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
The Board has full authority to grant Awards that are subject to the Company’s compensation recoupment or clawback policies and procedures. This generally includes the authority to provide in Awards that:
•
if the Board determines in good faith that a participant has engaged in fraudulent conduct relating to the Company, then such participant’s outstanding Awards will be forfeited and, with respect to the year in which such fraudulent conduct occurred, the participant will be required to reimburse the Company for the economic value that was realized by such participant that was based on or resulted from such fraudulent conduct; and

•
any Award shall be subject to recoupment as required by the applicable provisions of any law (including the clawback provisions added by the Dodd-Frank Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Changes in Capitalization, Reorganization Events and Change in Control Events
The Company is required to make equitable adjustments in connection with the Amended Plan and any outstanding Awards, as determined by the Board, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any dividends or distributions to holders of Common Stock other than an ordinary cash dividend.
The Amended Plan also contains provisions addressing the consequences of a Reorganization Event, which is defined as (i) any merger or consolidation as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all or substantially all of the outstanding Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (iii) any dissolution or complete liquidation of the Company, or (iv) a Change in Control Event (as defined below). In connection with a Reorganization Event, the Board will take one or more of the following actions as to outstanding Awards (other than Restricted Stock), subject in the case of Restricted Stock Unit Awards to Section 409A of the Code: (i) provide that Awards shall be continued by the Company (if the Company is a surviving company), (ii) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (iii) provide that unvested Awards will terminate immediately prior to the consummation of such Reorganization Event, (iv) upon written notice, provide that all unexercised options will terminate immediately prior to the consummation of such Reorganization Event following an opportunity for the participant to exercise such unexercised options (including if expressly approved by the Board, those not otherwise exercisable or vested) within a specified period following the date of such notice, (v) provide that outstanding Awards will become exercisable, realizable or issuable, or restrictions applicable to an Award will lapse prior to or upon such Reorganization Event, (vi) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the

Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the number of shares of Common Stock subject to the Award multiplied by (B) the excess, if any, of the Acquisition Price over the exercise or purchase price of such Award, less any applicable tax withholdings, in exchange for the termination of such Awards, (vii) provide that, in connection with a dissolution or complete liquidation of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings) or (viii) any combination of the foregoing.
In connection with a Reorganization Event other than a dissolution or complete liquidation of the Company, the repurchase and other rights of the Company with respect to outstanding Awards of Restricted Stock will inure to the benefit of the Company (if the Company is a surviving company) or the Company’s successor and, unless the Board determines otherwise, will apply to the cash, securities or other property which shares of Common Stock were converted into or exchanged for in connection with the Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock. The Board has discretion to provide for termination or deemed satisfaction of such repurchase or other rights in the Award agreement or any other agreement between the participant and the Company, either initially or by amendment. In connection with a dissolution or complete liquidation of the Company, except to the extent otherwise provided in the Award agreement or other agreement between the participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding will automatically be deemed terminated or satisfied. The Board may provide that unvested Awards of Restricted Stock will be forfeited or repurchased, as applicable, immediately prior to the consummation of a Reorganization Event.
The Amended Plan also contains provisions addressing the effect on Awards of a Change in Control Event, which is defined, in summary, as any of the following events: (i) a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the SEC pursuant to the Exchange Act and that report discloses that any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of the Company; (ii) any person or persons acting together which would constitute a group, other than the Company or any employee benefit plan sponsored by the Company, shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of the Company (or any securities convertible into voting stock of the Company) and, immediately after consummation of that purchase, that person is the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting stock of the Company; (iii) the consummation of: (A) a merger, consolidation or reorganization of the Company with or into any other person if, as a result of such merger, consolidation or reorganization, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of the Company immediately prior to such merger, consolidation or reorganization, (B) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any other person if, as a result of such sale, lease, exchange or other transfer, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or transfer is held in the aggregate by the holders of voting stock of the Company immediately prior to such sale, lease, exchange or other transfer, or (C) a transaction immediately after the consummation of which any person would be the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting stock of the Company; (iv) the dissolution or complete liquidation of the Company; or (v) during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease for any reason to constitute a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors of the Company then still in office who were directors of the Company at the beginning of such period.
In connection with a Change in Control Event, except as otherwise provided in an Award agreement or any other agreement between the participant and the Company, if on or prior to the 18-month anniversary of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for “good reason” by the participant or without cause by the Company or the acquiring or succeeding corporation, each option held by the participant will be immediately exercisable in full and each Award of Restricted Stock or Restricted Stock Units held by the participant will immediately become free of all conditions or restrictions. Under the Amended Plan, “good reason” means, in summary, without the participant’s consent: (i) a significant reduction in the scope of the participant’s authority, functions, duties or responsibilities from and after the Change in Control Event (except a change in scope solely as a result of the Company no longer being public or becoming a subsidiary of another corporation); (ii) any material reduction in the participant’s base compensation from and after the Change in Control Event, other than an across-the-board reduction affecting substantially all employees of the Company on substantially the same proportional basis; or (iii) the relocation of the participant’s office location to a location more than 50 miles away from the participant’s then current principal place of employment prior to the Change in Control Event, unless, with respect to participants not assigned to the Company’s corporate headquarters, such relocation is within 50 miles of the Company’s corporate headquarters. Under the Amended Plan, “cause” means, in summary: (i) an act or acts of dishonesty or fraud by a participant relating to the performance of his or her services to the Company; (ii) a breach by a participant of his or her duties or responsibilities resulting in significant demonstrable injury to the Company; (iii) a participant’s conviction of a felony or any crime involving moral turpitude; (iv) a participant’s material failure (other than death or disability) to perform his or her duties or insubordination where the participant has been given written notice of the acts or omissions constituting such failure or insubordination and the participant has failed to cure such conduct within ten days following such notice; or (v) a breach by a participant of any material policy of the Company, as applicable, or of any obligations under a confidentiality, non-solicitation, non-competition and/or invention ownership agreement executed by the participant with the Company.
The Board may determine in an Award agreement at the time of grant or otherwise the effect of a Change in Control Event on an Other Stock-Based Award.
Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees)
The Board may from time to time establish one or more sub-plans under the Amended Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish any such sub-plans by adopting supplements to the Amended Plan containing any limitations on the Board’s discretion under the Amended Plan and any additional terms and conditions not inconsistent with the Amended Plan as the Board deems necessary or desirable. Any supplement adopted by the Board will be deemed to be part of the Amended Plan but will only apply to participants within the affected jurisdiction.
Amendment or Termination
No Award may be made under the Amended Plan after December 31, 2027, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Amended Plan; however, no amendment requiring stockholder approval under applicable legal, regulatory or listing requirements will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Amended Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
Subject to any applicable limitations contained in the Amended Plan (including minimum vesting and stockholder approval requirements), the Board may amend, modify or terminate any outstanding Award. A participant’s consent to such amendment will be required unless the Board determines that the amendment does not materially and adversely affect the participant’s rights under the Amended Plan or that the change is permitted under the Plan in connection with a change in capitalization, Reorganization Event, or Change in Control Event.
Unless approved by the Company’s stockholders or permitted under the Amended Plan in connection with a change in capitalization, Reorganization Event, or Change in Control Event, the Company may not (i) amend any outstanding option (or similar type of Award) granted under the Amended Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award, (ii) cancel any outstanding option to purchase shares of Common Stock (whether or not granted under the Amended Plan) and grant in substitution new Awards covering the same or a different number of shares of Common Stock and having an exercise or purchase price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option (or similar type of Award) with an exercise price per share above the then-current fair market value of the Common Stock, or (iv) take any other action under the Amended Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Lydall or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonqualified Stock Options
A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Restricted Stock
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based Award granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.
Tax Consequences to the Company
There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
Equity Compensation Plan Information
The following table provides information about the Company’s Common Stock that may be issued upon exercise of options and rights under all of the Company’s existing equity compensation plans at December 31, 2019. The number of securities remaining available for issuance at December 31, 2019 was 284,911 and includes shares that may be issued as restricted stock, performance shares and other stock awards.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	721,358	$22.23	284,911(2)
Equity compensation plans not approved by security holders(1)	250,169	10.08	—
Total	971,527	$19.10	284,911(2)
(1)
In November 2019, Lydall granted long-term incentive (“LTI”) stock awards pursuant to the inducement grant exception under NYSE Listing Company Manual Rule 303A.08 and not pursuant to the Company’s 2012 Stock Incentive Plan, or any other equity compensation plan of the Company. These LTI awards consisted of nonqualified stock options, performance-based restricted stock awards, and time-based restricted stock awards as inducement grants issued by the Company to two employees in connection with the commencement of such employees’ employment with the Company. The features of these awards are similar in nature to the nonqualified stock options and restricted stock awards issued under the 2012 Stock Incentive Plan. The options and time-based awards vest four and three year periods, respectively, based on continued service. The performance-based awards vest upon certification by the Compensation Committee that the Company has achieved a 3-year rTSR (as defined below) during the performance period from January 2020 through December 2022.

(2)
With respect to the Company’s 2012 Stock Incentive Plan, this table includes the 1,750,000 shares available for issuance prior to the Annual Meeting but excludes the additional 1,250,000 shares that would be available for issuance if Proposal 2 is approved at the Annual Meeting.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2017 Annual Meeting, the Board recommended and our stockholders approved the annual submission of stockholder advisory votes on the compensation of the Company’s Named Executive Officers (“Named Executive Officers” or “NEOs”), which is commonly referred to as “Say-on-Pay.” Accordingly, the Company submits a Say-on-Pay vote to its stockholders on an annual basis. Although the Say-on-Pay vote is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.
The goal of the Company’s executive pay program is to align the interests of executives and stockholders and create long-term value for the Company’s stockholders. To this end, the compensation of the NEOs and certain other members of management, generally consists of four basic components, three of which are tied to performance against financial metrics and/or the market price of the Company’s stock:
•
Base salary;

•
Annual cash bonuses based on the Company or business unit achieving financial goals pre-established yearly; such metrics being revenue, operating income, gross margin and working capital, in 2019; and operating income and working capital, in 2020;

•
Performance-based restricted stock awards based on either (i) the Company achieving earnings per share goals established three years in advance (for years 2019 and 2020); or (ii) the results of a 3-year relative Total Shareholder Return (rTSR) comparison of the Company to S&P 600 Industrials index; and

•
Nonqualified stock options providing value only when the share price increases.

For more information, please see “Compensation Discussion and Analysis: Overview — Executive Summary” and the discussion that follows.
For all of the NEOs, the annual cash bonus earned and the long term equity awards granted are tied to a mix of revenue, operating income, gross margin, working capital, earnings per share metrics and/or rTSR comparison — specific financial metrics that the Compensation Committee believes align to the creation of stockholder value. If a minimum threshold for a financial metric is not satisfied, no cash bonus is paid with respect to that metric, and the performance shares tied to that metric are forfeited. Similarly, stock options granted to the NEOs only have value if the share price of the Company’s stock appreciates from the date of grant.
Stockholders are urged to read the “Compensation Discussion and Analysis,” which discusses how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the “2019 Summary Compensation Table” and other related compensation tables and the narrative disclosures that describe the compensation of the Company’s NEOs in fiscal year 2019. The “Compensation Discussion and Analysis” highlights in more detail how the compensation of the NEOs in fiscal year 2019 reflected our pay-for-performance philosophy and other key features of our executive compensation program that are designed to align the interests of the NEOs and stockholders. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in implementing the Company’s compensation philosophy and in achieving its goals, and that the compensation of the NEOs in fiscal year 2019 reflects and supports these compensation policies and procedures.
In accordance with Section 14A of the Securities Exchange Act (the “Exchange Act”), the Company is asking stockholders to indicate their approval of the compensation paid to the Company’s NEOs as described in this Proxy Statement. Accordingly, the Company is asking stockholders to vote “FOR” the following non-binding advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the 2020 Proxy Statement, is hereby approved.”

The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committees thereof), create or imply any changes to the fiduciary duties of the Company or the Board (or any committees thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committees thereof).
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Review Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit the Company’s financial statements. The Audit Review Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as independent auditor to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2020. Although PwC has audited the consolidated financial statements of the Company since 1995 (1987 for legacy firm Coopers Lybrand), the Audit Review Committee reviews and considers retaining an alternative independent auditor from time to time. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit service to the Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. In 2018, a new lead PwC engagement partner was designated commencing with the 2018 audit. The Audit Review Committee is directly involved in selecting the lead engagement partner of the independent auditor firm.
Appointment of the Company’s independent auditor is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Review Committee will reconsider whether to retain PwC and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2020.
Principal Fees and Services
The following table presents fees for professional audit services for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2019 and December 31, 2018, and fees for other services rendered by PwC during those periods:
Fee Category	Fiscal 2019	% of Total	Fiscal 2018	% of Total
Audit fees	$2,110,000	100%	2,307,600	98%
Audit-related fees	—	0%	50,000	2%
Tax fees	—	0%	0	0%
All other fees	—	0%	0	0%
Total Fees	$2,110,000	100%	2,357,600	100%
The decrease in the 2019 audit fees compared to the 2018 audit fees relates primarily to fees incurred in 2018 in connection with the acquisition of Interface Performance Materials completed by the Company in that year.
Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, including Sarbanes-Oxley Section 404 controls testing, the quarterly reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and international statutory audits. The majority of the work was performed by full-time, permanent employees of PwC. The decrease in the “audit-related fees” in 2019 compared to 2018 relates primarily to work associated with the Company’s adoption of a new leasing accounting standard in 2018. Tax fees primarily relate to various tax-related consultations.
The Audit Review Committee is responsible for fee negotiations with the independent auditor. All of the services described above were approved by the Audit Review Committee pursuant to policies and procedures that were established to comply with the SEC rules that require audit committee pre-approval of audit and non-audit services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditor if the Audit Review Committee pre-approves the engagement of the independent auditor for such projects and services. On a periodic basis, the independent auditor reports to the Audit Review Committee the actual spending for such projects and services as compared with the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or the Chair of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.
The Audit Review Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

CORPORATE GOVERNANCE

General
Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.
The Company is committed to good corporate governance practices and has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Committee periodically reviews the Corporate Governance Guidelines and recommends changes, as appropriate, to the Board for approval.
The Board has three standing committees to assist the Board in executing its responsibilities: the Audit Review Committee, the Compensation Committee and the Corporate Governance Committee. In accordance with NYSE rules, each Committee is comprised solely of non-employee, independent Directors, within the meaning of the applicable NYSE rules. The Board has adopted a charter for each of the three standing committees, and the Company has a Code of Ethics and Business Conduct (the “Code”) applicable to all Directors, officers and employees. Links to the Corporate Governance Guidelines, each Committee’s charters and the Code can be found on Lydall’s website at www.lydall.com. All materials available at www.lydall.com are also available to stockholders in print without charge, upon written request to Lydall, Inc., One Colonial Road, Manchester, CT 06042-2378, Attention: Secretary.
Committees
The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.
Audit Review	Compensation	Corporate Governance
David G. Bills Kathleen Burdett* Matthew T. Farrell Suzanne Hammett S. Carl Soderstrom, Jr.	Kathleen Burdett James J. Cannon Matthew T. Farrell William D. Gurley Suzanne Hammett*	David G. Bills James J. Cannon Marc T. Giles William D. Gurley S. Carl Soderstrom, Jr.*
The Audit Review Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process. The duties and responsibilities of the Audit Review Committee include: overseeing the performance of the Company’s systems of internal accounting and financial controls; overseeing the Company’s internal audit function; reviewing and determining the outside auditor’s qualifications and independence; reviewing the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs; overseeing the procedures for employee complaints and concerns regarding questionable accounting or auditing matters; overseeing the annual independent audit of the Company’s financial statements; and preparing the Audit Review Committee Report required by the SEC to be included in the Company’s proxy statement.
The Audit Review Committee meets periodically with management to consider the adequacy of the Company’s internal controls and its financial reporting process, and reviews pending or threatened legal proceedings involving the Company and other material contingent liabilities. It also discusses these matters with the Company’s internal auditors, independent auditor, and appropriate Company financial and legal personnel. The Audit Review Committee reviews and approves the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are publicly released or filed with the SEC.
The Audit Review Committee meets regularly in private session with the independent auditor, has the sole authority to retain and dismiss the independent auditor, pre-approves audit and non-audit services, and periodically reviews the independent auditor’s performance and independence from management. The independent auditor has unrestricted access to, and reports directly to, the Audit Review Committee.

The Audit Review Committee also reviews and approves the Company’s decision to enter into all swaps transactions, has adopted and reviews annually the policy relating to the Company’s use of the non-financial end-user exception (“Swaps Policy”) and reports to the Board annually on the Company’s compliance with the Swaps Policy.
Audit Committee Financial Expert — The Board has determined that each member of the Audit Review Committee is “financially literate” within the meaning of the NYSE rules and that four of the members of the Committee are “audit committee financial experts” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K.
The Compensation Committee has responsibility for the Company’s compensation of management, incentive plans and programs. The duties and responsibilities of the Compensation Committee include: making recommendations to the Board regarding the Company’s incentive and equity-based compensation plans and non-CEO compensation policy; reviewing and approving the Company’s goals and objectives relevant to compensation (such as the goal of attracting and retaining highly qualified individuals and motivating individual performance leading to increased stockholder value); determining and approving the Chief Executive Officer’s annual compensation, including incentive awards; reviewing the Company’s Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review, considering whether it will recommend to the Board that the CD&A be included in the Company’s proxy statement; preparing the Compensation Committee Report for inclusion in the annual proxy statement; approving all grants of stock awards pursuant to the Company’s stock incentive compensation plans; approving all employment agreements and compensation arrangements for the CEO, the Named Executive Officers and other direct reports of the CEO; reviewing whether risks associated with the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company; reviewing the form and amount of compensation for non-management Directors and recommending changes to the Board; and retaining or obtaining advice from compensation advisors after taking into consideration certain independence factors related to said compensation advisors.
The Corporate Governance Committee has responsibility for developing Board membership and overseeing corporate governance of the Company. The Corporate Governance Committee is responsible for: identifying individuals who are qualified to become Board members consistent with criteria approved by the Board; selecting and recommending to the Board the Director nominees for the next Annual Meeting; making recommendations to the Board as to the membership and chairperson of each standing committee; developing and recommending to the Board a set of corporate governance guidelines applicable to the Company designed to provide for effective and efficient governance of the Company; overseeing the evaluation of the Board; and providing guidance on matters relating to corporate governance.
Other duties and responsibilities of the Corporate Governance Committee include: assessing whether an incumbent director nominee who does not receive more votes “for” than “against” his or her election in an uncontested election should continue to serve as a director; reviewing annually the relationships between directors, the Company and members of management and recommending to the Board whether each director qualifies as “independent”; periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the Company; overseeing the development of a succession plan for the Chief Executive Officer; evaluating the Chief Executive Officer’s performance annually and overseeing the evaluation of the Company’s executive officers; and reviewing and approving all director and officer indemnification and insurance arrangements.
Nomination Process
The Corporate Governance Committee is responsible for identifying individuals who are qualified to be Directors, consistent with criteria approved by the Board, and selecting and recommending to the Board the Director nominees for each Annual Meeting. The Corporate Governance Committee evaluates the skills and expertise needed by the Board and the skills and expertise that are possessed by current Board members. The Corporate Governance Committee seeks persons of the highest ethical standards and proven integrity, and with demonstrated ability and sound judgment, to serve as members of the Board.
When considering candidates for Director, the Corporate Governance Committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent under the NYSE rules, the rules and regulations under the Exchange Act and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability, sound judgment and good decision-making skills; (iv) whether the candidate has prior experience as a corporate

Director; (v) whether the candidate has prior public company experience; (vi) whether the candidate has prior experience in global manufacturing companies; and (vii) the extent to which the candidate has other time commitments and obligations that might interfere with his or her duties and responsibilities as a Director. All members of the Audit Review Committee must meet the additional standards for independence applicable to members of an audit committee under Section 10A(m) of the Exchange Act and the NYSE rules and must satisfy the financial literacy requirements of the NYSE rules. At least one member of the Audit Review Committee must be an “audit committee financial expert,” as defined under rules promulgated by the SEC. All members of the Compensation Committee must meet the additional standards for independence applicable to members of a compensation committee under the NYSE rules.
Not all Directors need to fulfill all criteria; rather, the Corporate Governance Committee seeks candidates whose skills balance or complement the skills of other Board members.
The Board regularly evaluates the conditions under which other time commitments and obligations of director nominees might interfere with his or her duties and responsibilities as a Director. In 2019, the Board revised the Corporate Governance Guidelines to provide that no Director may sit on more than three (previously four) boards of publicly traded companies in addition to the board of the company by which he or she is employed.
The Corporate Governance Committee has not adopted a written policy with regard to the consideration of diversity when evaluating candidates for Director. However, in practice, the Corporate Governance Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board. The Corporate Governance Committee does not assign specific weights to particular criteria that the Corporate Governance Committee reviews and no particular criterion is a prerequisite for the consideration of any prospective nominee.
When seeking candidates for Director, the Corporate Governance Committee may solicit suggestions from incumbent Directors, management or others. From time to time, the Corporate Governance Committee may also employ a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates who are then interviewed by the Corporate Governance Committee and presented to the Board, if appropriate.
Unless otherwise requested by the Corporate Governance Committee, a Director shall offer not to stand for re-election at any annual meeting that follows his or her seventieth birthday. In addition, a Director shall tender his or her resignation following any change in the Director’s employment status or principal position, or any other significant change in his or her personal circumstances. The Board may ask the Director not to resign, or may defer acceptance of the resignation.
Nominations by Stockholders
The Corporate Governance Committee will consider in accordance with the criteria described above written proposals from stockholders for nominees for Director, provided such proposals meet the requirements set forth in the Company’s Bylaws. For a description of the procedures a stockholder must follow to nominate a person for election to the Board, please see “Stockholder Proposals and Director Nominations” below.
Leadership Structure
The Board, upon the recommendation of the Corporate Governance Committee, has determined that the roles of the Chair of the Board and the Chief Executive Officer should remain separated. Accordingly, the Board has appointed Marc T. Giles, an independent director within the meaning of NYSE rules, as the Chair of the Board. The Company has had a non-management, independent Chair since 1998. The Board and the Corporate Governance Committee believe this leadership structure continues to be appropriate for the Company at the present time because the bifurcated leadership structure:
•
enhances the independent oversight of the Company and the Board’s leadership role in fulfilling its oversight responsibilities;

•
frees the Chief Executive Officer to focus on Company operations instead of Board administration;

•
provides the Chief Executive Officer with an experienced sounding board;

•
enhances the independent and objective assessment of risk by the Board; and

•
provides an independent spokesperson for the Company.

Independence Determination
The Board has concluded that David G. Bills, Kathleen Burdett, James J. Cannon, Matthew T. Farrell, Marc T. Giles, William D. Gurley (who is not standing for reelection), Suzanne Hammett, and S. Carl Soderstrom, Jr. (all of whom are the current non-employee Directors) are “independent” for purposes of the applicable NYSE rules, that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that the members of the Compensation Committee are also “independent” under the enhanced independence rules of the NYSE for compensation committee members. The Board based its independence determinations in part on a review of the responses of the Directors to questions regarding employment and compensation history, affiliations, family and other relationships (which responses indicated that no relationships or transactions exist), together with an examination of those companies with whom the Company transacts business. Although the Board maintains categorical standards to assist in determining whether non-employee Directors are independent, given the absence of any relationships or transactions between non-employee Directors and the Company, the categorical standards were not used in connection with the Board’s determinations. The categorical standards are set forth in the Company’s Corporate Governance Guidelines (available on www.lydall.com).
Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, the Compensation Committee consisted of Kathleen Burdett, James J. Cannon, Matthew T. Farrell, William D. Gurley and Suzanne Hammett. As discussed above, all members of the Compensation Committee are independent Directors under the enhanced independence rules of the NYSE for compensation committee members. No executive officer of the Company has served as a director or a member of a compensation committee of another company where any director or member of the Compensation Committee of the Company is an executive officer.
Risk Oversight
The Board oversees the Company’s risk management processes directly and through its committees. Management has adopted an ongoing risk management process that it uses to identify and assess Company risks. Periodically, management advises the Board and the appropriate Board committee(s) of the following:
•
risks identified;

•
management’s assessment of those risks at the business unit and corporate levels;

•
its plans for the management of those identified risks or the mitigation of their effects; and

•
the results of the implementation of those plans.

The Board fulfills its oversight role by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices, through:
•
Board oversight of the business and strategic risks of the Company;

•
Audit Review Committee oversight of financial reporting, as well as significant operational, compliance, environmental, social, strategic and cybersecurity risks, and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance; and

•
Compensation Committee oversight of risks associated with the Company’s compensation policies and practices, including variable cash compensation, equity compensation and change in control arrangements.

In addition, the Board may request regular reports directly from personnel of the Company responsible for oversight of particular risks within the Company. This process enables the Board and its committees to coordinate and supervise risk oversight, particularly with respect to risks that are overseen by different committees of the Board and different personnel within the Company.
The Company provides detailed risk factors impacting its business in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, the Company prefers to avoid related party transactions.
The Company follows a written policy for the review and prior approval by the Corporate Controller’s Department of all related party transactions. The policy includes a detailed process which requires a thorough review and documentation of any potential related party transactions before consummation. In addition, annually, the General Counsel obtains responses of the Directors and executive officers to questions as to whether a family member of a Director or executive officer is employed by the Company and whether a Director or executive officer has any other relationship with the Company. The Company compiles a list of those companies reported (if any) and compares it against the record of companies with whom the Company transacts business, noting the dollar amount of transactions with such companies, if any. The Company then provides a report to the members of the Audit Review Committee, which reviews the information.
The Company did not engage in any related party transactions requiring disclosure during fiscal year 2019 and none are currently proposed.
Board Attendance
During fiscal year 2019, the Board held twelve meetings; the Audit Review Committee held five meetings; the Compensation Committee held nine meetings; and the Corporate Governance Committee held four meetings. Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and of each of the Board committees of which he or she was a member during fiscal year 2019. The Board’s practice is to meet in executive session without members of management present at every regularly scheduled Board and Committee meeting held in person and at special meetings as circumstances warrant. These sessions are presided over by the Chair of the Board or committee chairperson, as applicable.
A Board meeting is scheduled in conjunction with the Company’s Annual Meeting, and in accordance with the Corporate Governance Guidelines, all of the Director nominees are expected to attend the Annual Meeting. All Directors who were then serving attended last year’s Annual Meeting.
Communications With Directors
Stockholders of Lydall and other parties may contact the Chair of the Board by email at: chairman@lydall.com and, if interested in communicating with the Board or any Director, may write to them at the following address:
Lydall, Inc.
One Colonial Road
Manchester, CT 06042
Attn: Secretary
Communications are distributed to the Board, or to any individual Director, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as product inquiries and complaints, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management Director upon request.
Additional Disclosures
In accordance with NYSE rules, in the event that any member of the Audit Review Committee simultaneously serves on the audit committees of more than three public companies (including the Company), the Board will assess whether such simultaneous service impairs the ability of such member to effectively serve as a member of the Audit Review Committee, and the Company will disclose such assessment either on or through the Company’s website or in its annual proxy statement or Annual Report on Form 10-K filed with the SEC. No member of the Company’s Audit Review Committee currently serves on the audit committees of more than three public companies.

In addition, the Company will disclose, either on or through the Company’s website or in its annual proxy statement or Annual Report on Form 10-K filed with the SEC, any contributions by the Company to a tax exempt organization in which any non-management or independent Director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of  $1 million or 2% of such tax exempt organization’s consolidated gross revenues. No such contributions have been made by the Company to any such tax exempt organization.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee (the “Committee”) operates under a written charter adopted and approved by the Board (the “Charter”). The Charter, which defines the functions and responsibilities of the Committee, is reviewed annually. A link to the Committee’s Charter can be found on www.lydall.com. The Committee has determined that its Charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002.
During 2019, all Directors who served on the Committee were “independent” for purposes of the NYSE rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that none of the Committee members has a relationship with the Company that may interfere with his or her independence from the Company and its management, and that four members of the Committee are “audit committee financial experts” as defined by the SEC.
Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The Committee also discusses these matters with PwC, the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Committee.
Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”), and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, any matters required by SEC rules and other matters in accordance with Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019, and met with both management and PwC to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with U.S. GAAP. PwC has reported to the Committee that such financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with U.S. GAAP.
At each regularly scheduled Committee meeting during 2019, the Committee monitored and discussed with management and PwC the status of the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also reviewed and discussed with PwC and management their reports and attestations on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
The Committee annually reviews PwC’s independence and performance in connection with the determination to retain PwC. PwC has provided to the Committee the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and the Committee discussed and confirmed with PwC their independence. As a result of their evaluation, the Committee has concluded that PwC has the ability to provide the necessary expertise to audit the Company’s businesses on a global basis, and the Committee approved the appointment of PwC as Lydall’s independent registered public accounting firm for 2020.
Based on the foregoing, the Committee has recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
David G. Bills
Kathleen Burdett, Chair
Matthew T. Farrell
Suzanne Hammett
S. Carl Soderstrom, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation policies and programs from our Chief Executive Officer(s), Chief Financial Officer and our three next most highly paid executive officers during fiscal year 2019, as determined under the rules of the SEC. We refer to this group as our “Named Executive Officers” or “NEOs” who were:
•
Sara A. Greenstein, President and Chief Executive Officer (a role she assumed on November 18, 2019);

•
Dale G. Barnhart, President and Chief Executive Officer (a role he served until November 18, 2019);

•
Randall B. Gonzales, Executive Vice President and Chief Financial Officer (who joined the Company in March 2018);

•
Chad A. McDaniel, Executive Vice President, General Counsel and Chief Administrative Officer (who joined the Company in May 2013);

•
Joseph A. Abbruzzi, President, Lydall Thermal Acoustical Solutions business unit (who joined the Company in March 2011); and

•
Paul A. Marold, Jr., President, Lydall Performance Materials business unit (who joined the Company in February 2016).

President and Chief Executive Officer Transition
In October 2019, the Company announced the appointment of Sara A. Greenstein as the next President and Chief Executive Officer of the Company succeeding Dale G. Barnhart, effective on November 18, 2019 (the “Transition Date”). Following the Transition Date, Mr. Barnhart stayed on in a non-executive capacity until December 31, 2019; after which, he further transitioned into a non-employee advisory role for the First Quarter of 2020. Below is a summary of the compensation decisions made with respect to Ms. Greenstein’s appointment and Mr. Barnhart’s transition and separation.
Greenstein’s Compensation
The Company entered into an employment agreement (the “Employment Agreement”) with Ms. Greenstein dated October 11, 2019, effective as of the Transition Date, which provided that Ms. Greenstein be paid an initial annualized base salary of  $750,000, prorated from the Transition Date through December 31, 2019. Starting in 2020, Ms. Greenstein has an annual incentive payment target of 100% of her base salary as determined by the Company’s Compensation Committee in accordance with the Company’s Annual Incentive Plan (“AIP”) Program, with a minimum incentive payment equal to 85% of her Target Bonus Percentage for 2020.
Ms. Greenstein also received a cash payment of  $1.33 million, as a sign-on bonus, payable in two equal installments, respectively (i) the first installment made within thirty (30) days following the Transition Date and (ii) the second installment made in January 2020. This payment was intended to compensate Ms. Greenstein for the loss of short term and other cash-based incentives Ms. Greenstein forfeited with her former employer because of her joining the Company. This bonus is subject to forfeiture or recoupment (as well as acceleration) in accordance with the terms of the Employment Agreement.
As an inducement material to her decision to join the Company, Ms. Greenstein also received an equity grant with an aggregate value of approximately $2.75 million intended to compensate her for the loss of long-term equity grants forfeited because of her joining the Company. For information on the equity grants that made up this award, see table below under “Grants Made as Part of 2019 Compensation.” For information on specific termination benefits extended to Ms. Greenstein in the event that her employment is terminated by the Company without cause or by her for good reason see discussion below under “Potential Payments Upon Termination or Change-in-Control”.
In addition, Ms. Greenstein will be reimbursed for the cost of relocation from Chicago, IL, including temporary living expenses, any related costs associated with the sale of Ms. Greenstein’s current residence, which amounts are subject to recoupment in certain circumstances, and receives a monthly car allowance of  $2,000.

Barnhart’s Compensation
The Company entered into a Separation and Transition Agreement with Mr. Barnhart, effective as of the Transition Date (the “Transition Agreement”). The Transition Agreement superseded the Employment Agreement previously entered into between the Company and Mr. Barnhart in July 2007, including any severance payments or benefits thereunder. In consideration of terminating the Employment Agreement, Mr. Barnhart received a payment equal to 100% of his Target Bonus Percentage for 2019.
The Transition Agreement provided that Mr. Barnhart would continue his employment with the Company, on an at-will basis through December 31, 2019. During this period, Mr. Barnhart was compensated for the performance of his duties at his 2019 base salary and continued his participation in the Company’s benefit plans. Starting on January 1, 2020, Mr. Barnhart was appointed to a non-employee, senior advisor consultant role to provide transition and other related advisory services to the Company and ensure an effective transition of his responsibilities to his successor. While in an advisory role, Mr. Barnhart receives compensation for the performance of his duties at a rate of  $60,775 per month (pro-rated for any partial month, as applicable), less applicable taxes and withholdings, and remains eligible to continue participation in the Company’s group health insurance plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and will be reimbursed for the portion of premiums for such participation paid by him that would have been paid by the Company if he were an active employee.
Overview — Executive Summary
The goal of the Company’s executive pay program is to align the interests of executives and stockholders and create long-term value for the Company’s stockholders. To this end, the 2019 compensation of the NEOs primarily consisted of four basic components, three of which were tied to performance against financial metrics and/or the market price of the Company’s stock:
•
Base salary based on competitive benchmarking, individual performance and individual responsibilities;

•
Annual cash bonuses based on the Company’s performance against financial goals pre-established yearly, including revenue, operating income, gross margin and working capital;

•
Performance-based restricted stock awards (“PSAs”) based on the Company achieving specified levels of 3-year rTSR during a three-year performance period; and

•
Stock options vesting over four-years and providing future value only when the share price increases.

Our executive compensation structure is designed to achieve the Company’s short-term and long-term financial and operational objectives and to align the interests of stockholders and executives. In that respect, the actual 2019 compensation of the NEOs reflects the philosophy of making a substantial portion of each executive’s compensation variable depending on the Company’s performance.
The following chart illustrates this philosophy by looking at the compensation of Ms. Greenstein, on an annualized, pro forma basis for 2019.

The CEO compensation pay mix is calculated based on the following compensation components for Ms. Greenstein set on November 18, 2019, but annualized for all of 2019 at target: (1) 2019 base salary of  $750,000; (2) 2019 Cash Bonus target under the Company’s AIP program at a target of 100% of Base Salary (or $750,000); and (3) 2019 long-term equity incentive with a target value of  $1,800,000, said grants made on November 20, 2019 and split between stock options (value at time of grant being $1,050,000) and performance-based restricted stock award (value at time of grant being $750,000). The cash sign-on bonus of  $1,330,000 is not included, as it was intended to compensate her for the loss of short-term incentive compensation forfeited because of her joining the Company. The long-term equity incentive amounts do not include the grant of time-based restricted shares award grants also made on November 20, 2019 (value at time of grant being $950,000), all of which were intended to compensate her for the loss of long-term equity grants forfeited because of her joining the Company.
Key Compensation Decisions
The following highlights the key decisions made by the Compensation Committee related to 2019 compensation for the NEOs other than the CEO, for whom key decisions were made in connection with the transition completed in the Fourth Quarter of 2019 (for more details, see discussion above under “President and Chief Executive Officer Transition”):
•
Made adjustments to increase the base salaries of NEOs where appropriate, as detailed below under the “Base Salary” section;

•
Awarded cash payouts under the Company’s annual incentive performance program (the “AIP Program”) based on the Company’s and the applicable business units’ consolidated performance metrics for 2019, as follows:

•
at 17.5% of target to the current NEOs employed at corporate headquarters (Messrs. Gonzales and McDaniel);

•
3.5% of target for Mr. Marold, who is employed at the Performance Materials business unit; and

•
as an inducement / incentive to and recognition of Mr. Abbruzzi agreeing to transition from his role as President, Technical Nonwovens to lead the Thermal Acoustical Solutions business unit in July 2019, he would receive a one-time cash payment equal to the difference between the amount of his Target Bonus Amount under the 2019 AIP Program and what he would have received as his Final AIP Payout under the 2019 AIP Program;

•
Awarded Mr. McDaniel a one-time cash bonus (in addition to increasing his base salary) in connection with his promotion, acknowledgement of his overall performance and contributions to-date, and in recognition of his role in helping ensure a smooth succession process;

•
Granted long-term incentive opportunities through PSAs (50%) and stock options (50%); and

•
Set financial performance metrics targets for the AIP Program consistent with the business plan to support continued sustained growth and profitability.

The performance-based restricted stock awards (three-year) granted on December 9, 2016 with vesting tied to achievement of the required year-end 2019 threshold level of earnings per share from continuing operations did not vest since adjusted loss earnings per share were ($2.98), compared to a threshold payout target of  $3.18 (for more details, see discussion below under “Payouts of Prior Awards Based on 2019 Performance”).
At the request of the Compensation Committee, management conducted its annual assessment of the risk profile of the Company’s compensation programs in February 2020. As a result of this review, the Compensation Committee believes that the Company’s compensation policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that these policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company.

Compensation Objectives
Create Incentives that Motivate Performance
The key elements of executive compensation that depend on the Company’s financial and operating performance include:
•
annual cash incentive award payouts that are tied to achievement of financial performance targets, with opportunities for more compensation should actual results exceed targets; and

•
long-term incentive awards that are made in the form of  (i) performance-based stock awards, which are contingent upon the Company achieving specific financial targets; and (ii) stock options, which only have value if the stock price increases after the date of grant.

Align Management and Stockholder Interests
The Compensation Committee provides compensation and adopts policies designed to align the interests of executives with those of the stockholders. These include:
•
granting executives compensation opportunities in the form of equity awards, so that the actual compensatory value of an award is directly connected to the Company’s stock price;

•
making cash and equity awards contingent upon the Company achieving financial measures that correlate with long-term stockholder value such as income from operations, working capital and total shareholder returns compared to peers;

•
share retention guidelines that require executives to acquire and hold an amount of stock equal to a multiple of their annual base salaries;

•
provisions relating to the clawback or recoupment of compensation in equity-based compensation programs and in cash bonus plans; and

•
policies prohibiting the hedging and pledging of the Company’s stock.

Attract, Motivate and Retain Executives
The Committee strives to attract, motivate and retain executive officers by:
•
offering competitive base salaries;

•
tying annual cash bonuses to short-term performance goals;

•
linking PSAs to long-term performance goals relative to market and continued employment; and

•
granting stock options that require stock price appreciation to provide value and continued employment to vest.

Implementing Compensation Objectives
Overseeing Executive Compensation Programs
The Compensation Committee has been appointed by the Board to oversee matters relating to executive compensation. Reporting to the Board, the Committee has overall responsibility for the Company’s compensation and incentive plans and programs. The Committee may form, and delegate authority to, subcommittees when appropriate. If the Committee delegates any function to one or more members of the Committee for any purpose, those members shall report any action taken to the full Committee at its next meeting. For a more detailed description of the Committee’s responsibilities and its composition, please see the discussion under the heading “Corporate Governance — Committees” in this Proxy Statement.
Determining Compensation
The Compensation Committee determines and approves the Chief Executive Officer’s compensation and approves the compensation for each of the other NEOs based upon the recommendations of the Chief Executive Officer. From time-to-time, the Committee engages independent compensation consultants to provide market and competitive information to assist it in understanding the competitive landscape for all of the NEOs and in developing compensation programs for them.
In determining compensation for the NEOs for fiscal year 2019, including the grant of stock options and PSAs in December 2018, the Committee considered the following:
•
competitive pay practices (as informed by the Company’s experiences in recruiting new executive officers, and the Meridian analysis described below);

•
the executive’s individual performance, responsibilities, and experiences (as informed by the Board’s independent evaluations and by the input received from the CEO with respect to each of the other executive officers);

•
the Company’s performance and financial condition;

•
the results of the Say-on-Pay vote held at the annual meeting of stockholders; and

•
external market and economic conditions.

In addition, the Committee reviews compensation data (which summarize current and historical compensation of each NEO) and an accumulated wealth analysis (which summarizes the long-term equity-based compensation accumulated by each NEO over the past five years). The Committee also evaluates each individual’s total compensation compared with other executives within the organization.
The Committee does not assign specific weights to any of these factors described above and, ultimately, the Committee’s compensation decisions are subjectively reached based on the Committee’s business judgment.
Periodically throughout the year, the Committee discusses the philosophy for overall compensation, reviews and discusses adequacy and appropriateness of the structure of compensation, considers whether to modify compensation and the relative mix of compensation elements and, on occasion, makes changes to compensation that it deems appropriate.
Role of Management
The Chief Executive Officer assists the Committee with respect to the compensation packages for the other NEOs. This assistance includes making recommendations regarding salary and incentive compensation levels based on management’s review of performance, achievement of goals and objectives, and competitive market information. Executive officers do not play a role in their own compensation determinations or that of others (except that the Chief Executive Officer is directly involved, with the support of senior leaders in the Human Resources Department, in the compensation determinations of other executive officers), except to discuss their own respective individual performance with the Chief Executive Officer. The final approval of compensation for the executive officers is performed in private session, with no executive officer (including the CEO) attending. No executive officer is involved in determining Director compensation.
Role of Consultants
The Committee considers information and advice obtained from its compensation consultant, Meridian Compensation Partners LLC (“Meridian”), in determining the compensation packages for the NEOs and all directors who are not employees of Lydall (the “Non-Employee Directors”). Meridian is retained directly by the Committee. The Committee has determined that no conflicts of interest exist between the Company and Meridian based on SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence.
In September 2016 and September 2018, the Committee commissioned and received an Executive Compensation Analysis report from Meridian (the “2016 Analysis” and the “2018 Analysis”). Among other factors, inputs from the 2016 Analysis were considered for setting NEO compensation for 2018 and the 2018 Analysis was considered for setting NEO compensation for 2019 and 2020. For the 2016 Analysis and 2018 Analysis, Meridian used data from Aon Hewitt TCM survey and the Willis Towers Watson CDB General Industry Executive Compensation Survey (“Willis Towers Watson”) from the respective years. The Aon Hewitt data used for 2016 Analysis was based on companies with revenue between $200 million and $1.5 billion. The Aon Hewitt data used for 2018 analysis was based on companies with revenue between $500 million and $2.0 billion for Corporate positions and comparable revenue sizes for the Business Unit positions. The Willis Towers Watson data was regressed to reflect companies and business units of Lydall’s size at the time.
The 2016 Analysis and the 2018 Analysis described above were used by the Committee to supplement its general understanding of current compensation practices. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the survey data. The Committee does not have any policies for allocating between long-term and currently paid-out compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among different forms of long-term awards.
Elements of Compensation
As noted above, the 2019 compensation for the NEOs consisted of base salary, eligibility for an annual cash performance bonus under the AIP Program, long-term equity incentive awards and other compensation, including benefits and perquisites. Each element of compensation is explained below.
Base Salary
Adjustments were made to increase the base salaries of the NEOs for 2019 ranging from, initially 0.0% to 10.4%, with in-year adjustments up to an aggregate annual adjustment of 31.3%, as shown in more detail in the table below. In making these adjustments, the Committee took into consideration the factors described above under “Determining Compensation.”
Except as otherwise noted, all adjustments to NEO base salaries were approved by the Committee at a regularly scheduled meeting of the Committee held on December 9, 2018 and were effective as of December 24, 2018.
The base salaries of the NEOs and the percentage increases for 2019 were as follows:
Name	Base Salary for 2018	Percentage Increase	Base Salary for 2019
Sara A. Greenstein(1)	N/A	N/A	$750,000
Randall B. Gonzales	$390,000	3.8%	$405,000
Chad A. McDaniel(2)	$335,000	31.3%	$440,000
Joseph A. Abbruzzi(3)	$330,000	18.2%	$390,000
Paul A. Marold, Jr.	$350,000	3.0%	$360,500
Dale G. Barnhart	$629,300	0.0%	$629,300
(1)
Ms. Greenstein’s annual base salary was effective as of November 18, 2019.

(2)
Mr. McDaniel’s annual base salary was effective as of October 15, 2019; prior to that mid-year increase, his percentage increase for 2019 was 10.4% (from $335,000 to $370,000 effective as of December 24, 2018).

(3)
Mr. Abbruzzi’s annual base salary effective as of July 15, 2019; prior to that mid-year increase, his percentage increase for 2019 was 3.0% (from $330,000 to $340,000, effective as of December 24, 2018).

Annual Incentive Performance Program (“AIP Program”)
The Company’s AIP Program, determination of eligibility and amount of the cash performance bonus payable to each of the NEOs is described below:

The Target Bonus Percentage, Target Bonus Amount, Combined AIP Bonus Payout Factor and Final AIP Payout amount for each of the NEOs for 2019 are shown in the following table:
AIP Table 1
Name	Target Bonus Percentage	Target Bonus Amount	Combined AIP Bonus Payout Factor	Final AIP Payout
Sara A. Greenstein(1)	100%	N/A	N/A	N/A
Randall B. Gonzales	60%	$243,000	0.175	$42,525
Chad A. McDaniel	55%	$210,756	0.175	$36,882
Joseph Abbruzzi(2)	50%	$171,682	1.000	$171,682
Paul A. Marold, Jr.(3)	45%	$162,225	0.035	$5,678
Dale G. Barnhart(4)	100%	$629,300	0.175	$0
(1)
Ms. Greenstein started on November 18, 2019 and was not eligible to participate in the 2019 AIP Program.

(2)
In connection with Mr. Abbruzzi’s transition from Technical Nonwovens to Thermal Acoustical Solutions on July 15, 2019, (a) his Target Bonus Percentage was adjusted from 45% to 50%, and (b) he received a one-time cash payment equal to the difference between the amount of his Target Bonus Amount and what he would have received as his Final AIP Payout.

(3)
The Performance Materials business achieved performance results below threshold for all four Performance Metrics, resulting in an AIP Bonus Payout Factor of 0% for the year ended December 31, 2019. For Mr. Marold, since 80% of his bonus payout is based on the Performance Materials business and 20% of his bonus payout is based on the Company’s consolidated performance, his Combined AIP Bonus Payout Factor for 2019 is 3.5%.

(4)
Pursuant to his Separation and Transition Agreement, Mr. Barnhart was not eligible to participate in the 2019 AIP Program.

The Performance Metrics selected by the Committee for 2019 and as defined in the AIP Program are:
AIP Table 2
Performance Metric	Metric Definition
Operating Income	Operating income from continuing operations of the Company for the performance period, as set forth in the audited financial statements of the Company
Working Capital
(a) the average of twelve months working capital (defined as trade accounts receivable, including other tooling receivables, plus inventory minus accounts payable); divided by (b) the twelve months net sales from continuing operations

Gross Margin	Percentage resulting from (a) the excess, if any, of net sales from continuing operations over cost of sales from continuing operations, divided by (b) net sales from continuing operations
Revenue	Total net sales, adjusted to exclude foreign exchange fluctuations
The Performance Metric Targets, actual performance results and AIP Bonus Payout Factor for 2019, each on a consolidated basis, are shown in the following table:
AIP Table 3
Performance Metric	Performance Metric Targets(1)	Actual Performance Results(1)	AIP Bonus Payout Factor	Combined AIP Bonus Payout Factor(2)
Operating Income	$58,370,000	($32,957,000)	0%	17.5%
Working Capital	19.4%	20.3%	70%
Gross Margin	21.3%	18.2%	0%
Revenue	$914,663,000	$856,200,000	0%

(1)
All Performance Metric Targets and actual performance with respect to those targets are subject to adjustment by the Committee, in its discretion, if the Committee determines it is necessary or appropriate to adjust for the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges and other similar items. The Company is not disclosing the targets for its business units because these targets represent confidential, commercially sensitive information. Of the sixteen (16) business unit and consolidated Performance Metric Targets established in the plan for 2019, one (1) was achieved above target, three (3) were achieved above threshold but below target, and twelve (12) were below threshold.

(2)
For Messrs. Gonzales and McDaniel (NEOs employed at corporate headquarters), 100% of the AIP Program bonus payout is based on consolidated Company performance. For the NEOs employed at the Business Units, Mr. Abbruzzi (split between Technical Nonwovens and Thermal Acoustical Solutions for 2019) and Mr. Marold (Performance Materials), 80% of the AIP Program bonus payout is based on performance of their respective business units against selected Performance Metrics and the remaining 20% is based on consolidated Company performance. In connection with his transition from Technical Nonwovens to Thermal Acoustical Solutions in July 2019, Mr. Abbruzzi received a one-time cash payment equal to the difference between the amount of his Target Bonus Amount under the 2019 AIP Program and what he would have received as his Final AIP Payout under the 2019 AIP Program.

The 2019 AIP Performance Metrics, their relative weights and the performance and payout ranges, each on a consolidated basis, are shown in the following table:
AIP Table 4
Performance Metric		Threshold(1)		Target		Maximum(1)
	Weight	Performance	Payout	Performance	Payout	Performance	Payout
Operating Income	25%	90%	50%	100%	100%	110%	200%
Working Capital	25%	+150 Basis Points	50%	Target Basis Points	100%	-100 Basis Points	200%
Gross Margin	25%	-100 Basis Points	50%	Target Basis Points	100%	+100 Basis Points	200%
Revenue	25%	95%	50%	100%	100%	110%	200%
(1)
There will not be any payout for performance below Threshold. Maximum payout is limited to 200% of Target. Payout is determined on a linear basis for performance achievement between Threshold and Target and then between Target and Maximum.

Long-Term Equity Incentive Awards
The Committee believes that executives and other employees who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value should have a significant equity stake in the Company. The Company uses equity grants to focus on the retention of executive officers and to enhance the alignment of the interests of executive officers with the goals of improving Company profitability and advancing stockholder interests over the long term.
Grants Made as Part of 2019 Compensation
The Company awarded stock options and PSAs to the NEOs in December 2018 as part of their 2019 compensation. It is the Committee’s practice to limit the use of time-based restricted stock awards (“RSAs”) to special circumstances — such as recognition for extraordinary efforts, hiring or retention awards. The Committee approved the following equity awards for the NEOs as part of their 2019 compensation package. The amounts of awards were subjectively determined by the Committee based on the factors described above under “Determining Compensation.”
•
Time-Based Stock Option Awards — The stock options vest in equal annual increments of twenty-five (25%) percent commencing on the first anniversary of the date of grant, assuming continued employment by the recipient on each of the vesting dates.

•
Performance-Based Restricted Stock Awards — The Committee approved the annual award of PSAs to the NEOs on December 8, 2018 that will vest upon certification by the Committee that the Company has achieved 3-year rTSR during the performance period from January 2019 through December 2021. The performance and payout range for the PSAs is shown below:

Company’s rTSR percentile rank vs. S&P 600 Industrials Index
To the extent the Company’s rTSR percentile rank versus the S&P 600 Industrials Index is at or higher than the 25th percentile, the PSAs will vest immediately upon such certification by the Committee.
•
Time-Based Restricted Stock Awards — The following tables are a summary of the long-term incentive awards made to the NEOs on the dates indicated as part of their 2019 compensation:

	Time-Based Stock Option Awards(1)		PSAs(2)		RSAs(3)		Total Value of Grants
Name	Number of Shares	Grant Date Fair Value	Number of Shares at Target	Grant Date Fair Value	Number of Shares	Grant Date Fair Value
Sara A. Greenstein	110,620	$750,004	51,020	$949,992	56,391	$1,050,000	$2,749,996
Randall B. Gonzales	31,055	$225,149	11,165	$225,086	6,125	$150,063	$600,298
Chad A. McDaniel	70,385	$500,225	9,925	$200,088	6,125	$150,063	$850,376
Joseph A. Abbruzzi	43,820	$312,662	8,065	$162,590	11,970	$259,979	$735,231
Paul A. Marold, Jr.	45,250	$322,693	8,065	$162,590	4,490	$110,005	$595,288
Dale G. Barnhart	82,805	$600,336	29,765	$600,062	0	$0	$1,200,398
(1)
The grant dates for the stock option awards were the following: (a) November 20, 2019 for all of the options granted to Ms. Greenstein; (b) December 7, 2018, for all of the options granted to Messrs. Gonzales and Barnhart; (b) December 7, 2018 option awards covering 27,605 shares, 22,430 shares and 22,430 shares for each of Messrs. McDaniel, Abbruzzi and Marold, respectively; and (c) July 25, 2019 option awards covering 42,780 shares, 21,390 shares and 22,820 shares for each of Messrs. McDaniel, Abbruzzi and Marold, respectively. The exercise price of the stock option awards is equal to the fair market value of the Company’s stock on the date the options were granted.

(2)
The grant dates for the PSAs were the following: (a) November 20, 2019 for those granted to Ms. Greenstein; and (b) December 7, 2018, for those granted to Messrs. Gonzales, McDaniel, Abbruzzi, Marold and Barnhart. The amounts in these columns represent the grant date fair value determined in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC 718).

(3)
The grant dates for the RSAs were the following: (a) November 20, 2019 for those granted to Ms. Greenstein; (b) March 20, 2019, for those granted to Messrs. Gonzales, McDaniel and Marold; and (c) for Mr. Abbruzzi, 4,490 shares on March 20, 2019 and 7,480 shares on July 25, 2019. The amounts in these columns represent the grant date fair value determined in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC 718).

The time-based stock option awards and PSAs granted to the NEOs in December 2018 are reflected in the “Summary Compensation Table” as 2018 compensation because these awards were actually granted in 2018, even though they relate to the 2019 compensation packages for the NEOs. For the same reason, these awards were reflected in last year’s proxy statement in the table titled “Grants of Plan-Based Awards for 2018.”
The Company does not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news. The Company has historically granted annual equity awards at the regularly scheduled December meeting of its Board. With respect to 2019 compensation, stock option grants were made and

PSAs and RSAs were awarded to the NEOs at a meeting of the Compensation Committee on December 8, 2018. See “Fiscal 2020 Executive Compensation Components” below for a discussion of the timing of equity grants with respect to 2020 compensation.
Payouts of Prior Awards Based on 2019 Performance
The 2019 earnings per share (“EPS”) target for the PSAs granted in 2016 was set at $3.97 by the Committee. On February 13, 2020, the Committee determined that the 2019 EPS was below the threshold level performance of  $3.18, as actual adjusted loss EPS for 2019 was ($2.98). Accordingly, none of the PSAs awarded to the NEOs that were based on the 2019 EPS target vested.
Adjustment or Recovery of Awards
The Company has included provisions relating to the clawback or recoupment of compensation in several of its plans.
Under the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan (the “2003 Stock Plan”), any award recipient who breaches his or her non-competition, non-interference, non-solicitation or confidentiality obligations to the Company may be obligated, subject to the Committee’s sole discretion, to return to the Company the economic value of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated. Additionally, the Committee may annul any award granted under the 2003 Stock Plan if the recipient’s employment is terminated for cause and, in such event, the Committee may, in its sole discretion, require the recipient to return to the Company the economic value of any award that was realized or obtained by the recipient at any time during the six-month period prior to the date the recipient’s employment with the Company terminated. Although the 2003 Stock Plan expired on October 24, 2012 and no further awards may be granted subsequent to that date, outstanding awards granted under the 2003 Stock Plan remain in effect and are subject to the above-described recovery provisions.
Awards under the Lydall, Inc. 2012 Stock Incentive Plan (the “2012 Stock Plan”) are subject to the forfeiture and recoupment provisions of the 2012 Stock Plan, which provides that if the Plan Administrator (as defined in the 2012 Stock Plan) determines in good faith that a participant has engaged in fraudulent conduct relating to the Company, then such participant’s outstanding awards shall be forfeited and, with respect to the year in which such fraudulent conduct occurred, the participant will be required to reimburse the Company for the economic value that was realized by such participant that was based on or resulted from such fraudulent conduct. In addition, any award shall be subject to recoupment as required by the applicable provisions of any law (including the clawback provisions added by the Dodd-Frank Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The proposed Lydall, Inc. Amended and Restated 2012 Stock Incentive Plan (the “Amended Plan”), which is being presented for stockholder approval at this Annual Meeting, continues to include the provisions relating to the clawback as provided in the original 2012 Stock Plan.
The AIP Program provides that cash bonus payments are subject to recoupment if the Committee determines that a participating employee committed wrongdoing that contributed to a material misstatement, intentional or gross misconduct, a breach of a fiduciary duty to the Company or its stockholders, or fraud. In addition, at its discretion, the Committee may require a participating employee to disgorge and repay any bonus received based upon financial statements that are later restated, other than restatements due solely to facts external to the Company, such as a change in accounting principles or a retroactive change in law. Cash bonus payments also may be recouped in accordance with the applicable provisions of any law, regulation, stock exchange listing requirement or Company policy.
Other Compensation
Severance and Change in Control Agreements — Each of the NEOs have entered into agreements with the Company that provide for payment under specified conditions after a change in control of the Company or upon the executive’s termination under certain circumstances, as described under “Executive Compensation — Potential Payments Upon Termination or Change-In-Control.” In exchange for and immediately prior to the receipt of the termination benefits provided for under these agreements, the NEOs are required to execute and deliver a general release of all claims in favor of the Company. As a general practice, the Company enters into change of control agreements with key members of management to ensure that they are incentivized to act in the best interests of the Company’s stockholders in the event of a prospective or actual change in control and to enhance executive retention.
401(k) Defined Contribution Plan — The Company provides a tax-qualified defined contribution retirement plan to eligible non-union and union employees, including NEOs, in the form of a 401(k) savings plan. For non-union participants, the Lydall 401(k) Plan provides that the Company make a matching contribution based on participant salary deferrals to the 401(k) plan, subject to IRS limits. The compensation eligible for the matching contribution includes any cash bonuses, but excludes the value of any equity compensation. In 2019, the Company provided matching contributions to the 401(k) plan for the NEOs at the rates of 100% of the first 3% of salary deferral by a participant, plus 50% of the next 2% of salary deferral by a participant.
Health & Welfare Plans — The Company offers a health care plan that provides medical, dental, prescription drug, and vision coverage to its employees, including the NEOs. The Company also offers fitness reimbursement up to $500 to its employees and “Wellness” incentives up to $700 to its employees who actively participate in Lydall’s medical plan, including the NEOs.
Perquisites — The Company primarily provides perquisites to NEOs for relocation expenses, tax gross-ups for relocation expenses, car allowances (including gas usage), and on occasion, tax assistance and other minimal expense reimbursements that are ancillary to a business purpose. Perquisites awarded to the NEOs in 2019 are disclosed in the “All Other Compensation” column of the Summary Compensation Table.
All NEOs are currently covered under an Executive Life Program and an Executive Disability Insurance Program. The programs provide for life insurance benefits at four times base salary for the Chief Executive Officer and three times base salary for the other NEOs, and annual executive disability proceeds at a target level of 100% of an NEOs base salary, in each case up to applicable insurance limits (including individual insurability). The full amount of the premiums paid by the Company for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below. If a NEO died or became disabled on December 31, 2019, the NEO would have been eligible for the benefits set forth in the table below:
Name	Executive Life Proceeds ($)	Annual Executive Disability Proceeds ($)(1)
Sara A. Greenstein	$3,000,000	$0
Randall B. Gonzales	$1,215,000	$190,500
Chad A. McDaniel	$1,320,000	$90,000
Joseph A. Abbruzzi	$1,170,000	$90,000
Paul A. Marold Jr.	$1,081,500	$188,700
Dale G. Barnhart	$2,517,200	$198,000
(1)
The Company’s group Long-Term Disability program provides 60% replacement income to a monthly maximum of  $10,000 for all employees, including NEOs. The Executive Disability Insurance Program is designed to obtain replacement income to bring a NEO up to 100% of base salary. Accordingly, amounts shown in this column reflect only the portion covered under the Executive Disability Insurance Program.

Fiscal 2020 Executive Compensation Components
At the Company’s annual meeting of stockholders held in April 2019, 99.2% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and maintained this general approach in 2020. The Compensation Committee will continue to consider the annual vote results for the Company’s Say-on-Pay proposals when making future compensation decisions for the NEOs.
The 2020 compensation for the NEOs consists of elements explained in the “Overview — Executive Summary” section above. Compensation for 2020 was subjectively determined based on the factors described above under “Determining Compensation.”
Adjustments were made to increase the base salaries of the NEOs for 2020 ranging from 0% to 11.1% based on the factors discussed under the section “Determining Compensation” above. Ms. Greenstein did not receive a pay increase in 2020, given her start date of November 18, 2019. Messrs. McDaniel and Abbruzzi did not receive pay increases in 2020, due to in-year adjustments made in 2019 (as referenced above). The 2020 base salaries of the NEOs, effective on or about March 30, 2020, are as follows:
Employee Name	Base Salary for 2020	Target Bonus Percentage
Sara A. Greenstein	$750,000	100%
Randall B. Gonzales	$450,000	60%
Chad A. McDaniel	$440,000	55%
Joseph A. Abbruzzi	$390,000	50%
Paul A. Marold, Jr.	$360,500	50%
Dale G. Barnhart	N/A	N/A
The 2020 AIP Target Bonus Percentages of the NEOs are shown above. On February 27, 2020, the Compensation Committee modified the AIP Program for 2020, by reducing the performance metrics from four to two. The performance metrics removed were Gross Margin and Revenue, with Operating Income and Working Capital as a % of Sales retained as the two performance metrics for 2020, equally weighted.
In February 2020, the Compensation Committee approved the following equity awards for the NEOs (excluding Ms. Greenstein, who received grants in November 2019) as part of their 2020 compensation package. The amounts of awards were subjectively determined by the Committee based on the factors described above under “Determining Compensation”:
•
Time-Based Stock Option Awards — Similar to prior years, the stock options vest in equal annual increments of twenty-five (25%) percent commencing on the first anniversary of the date of grant, assuming continued employment by the recipient on each of the vesting dates; and

•
Performance-Based Restricted Stock Awards — Similar to the awards made in connection with the compensation packages for 2019, the vesting of PSAs will be determined upon certification by the Committee that the Company has achieved 3-year rTSR during the performance period from January 2020 through December 2022. The performance and payout range for the 2020 PSAs are the same as the prior year (see table under “Performance-Based Restricted Stock Awards” subsection of  “Grants Made as Part of 2019 Compensation” above.)

The following is a summary of the equity awards that were granted to the NEOs on February 13, 2020 as part of their 2020 compensation (Ms. Greenstein did not receive any grants in light of the inducement grants made to her on November 20, 2019):
Name	Time-Based Stock Option Award(1)		PSAs		Total Grant Date Fair Value(2)
	Number of Shares	Grant Date Fair Value(2)	Number of Shares at Target	Grant Date Fair Value(2)
Randall B. Gonzales	31,490	$250,031	11,525	$250,093	$500,124
Chad A. McDaniel	26,765	$212,514	9,795	$212,552	$425,066
Joseph A. Abbruzzi	20,470	$162,532	7,490	$162,533	$325,065
Paul A. Marold, Jr.	20,470	$162,532	7,490	$162,533	$325,065
(1)
The exercise price of stock options is equal to the fair market value of the Company’s stock on the date the options were granted.

(2)
The amounts in these columns represent the grant date fair value determined in accordance with FASB ASC 718.

Stock Ownership; Prohibitions on Hedging and Pledging
The Board has developed and implemented stock ownership guidelines that cover Non-Employee Directors and certain senior executive officers, including the NEOs. The stock ownership guidelines are designed to link the personal financial interests of the covered individuals to the Company’s success and better align their interests with the interests of the Company’s stockholders.

The Stock Ownership guideline for the Non-Employee Directors and the NEOs are as follows:
Position	Minimum Stock Ownership Amount
Non-Employee Directors	4X Annual stock retainer
CEO	4X Annual Base Salary
CFO	2X Annual Base Salary
Other NEOs	1X Annual Base Salary
The Company’s Corporate Governance Guidelines establish share ownership guidelines for Non-Employee Directors (the “Non-Employee Director Ownership Guidelines”). Under the Non-Employee Director Ownership Guidelines, each of the Company’s Non-Employee Directors should acquire and hold shares of the Company’s Common Stock having a fair market value (determined as set forth below) equal to the Minimum Stock Ownership Amount shown in the table above. For purposes of determining whether a Non-Employee Director’s stock ownership amount satisfies the applicable Minimum Stock Ownership Amount for such Non-Employee Director, the fair market value of the Company’s Common Stock shall be the average closing price of the Company’s Common Stock over the 365-day period beginning with January 1, 2017, as reported by the New York Stock Exchange. The Minimum Stock Ownership Amount will be recalibrated every three (3) years after January 1, 2017, based on the then current annual stock retainer of the Non-Employee Directors and the average closing stock price of the Company’s Common Stock over the preceding 365-day period. The Minimum Stock Ownership Amount should be achieved within the later of: (i) five years from the date of the original adoption of the Guidelines (which was February 23, 2006); (ii) five years from the date a person is first elected a Non-Employee Director of the Company (unless a waiver is granted by the Compensation Committee) or, (iii) as to any increased stock ownership level resulting from an increase in the annual stock retainer, five years from the date of such increase. Currently, all of the Company’s Non-Employee Directors own or are on track to own, a sufficient number of the Company’s shares to meet the applicable Minimum Stock Ownership Amount established by the Non-Employee Director Ownership Guidelines.
Under the Company’s Stock Ownership Guidelines for Senior Executive Officers (the “Officer Ownership Guidelines”), the targeted stock ownership amount for each covered individual will be determined as of the later of January 1, 2014 or the date such individual first becomes subject to the Officer Ownership Guidelines (the “Date of Determination”) and will be based on the individual’s annual base salary in effect as of such date. For purposes of determining whether a covered individual’s stock ownership amount satisfied the Officer Ownership Guidelines, the fair market value of the Company’s Common Stock will be equal to the average closing price of the Company’s Common Stock over the 365-day period immediately preceding the Date of Determination. The deadline to achieve compliance with the Officer Ownership Guidelines is the later of December 31, 2014 or the date which is five (5) years after each individual was appointed to the executive officer position. The targeted stock ownership amount for each individual will be recalibrated every three (3) years after January 1, 2014 based on the then current base salary of each officer and the average closing price of the Company’s Common Stock over the preceding 365-day period. Once achieved, ownership of the applicable targeted amount of stock must be maintained for as long as an individual is covered by the Officer Ownership Guidelines. Currently, the Chief Executive Officer and the remaining NEOs own or are on track to own, a sufficient number of the Company’s shares to meet the applicable stock ownership levels established by the Officer Ownership Guidelines.
Qualifying ownership interests for purposes of the Officer Ownership Guidelines include:
•
shares owned outright by the individual, or by members of his or her immediate family residing in the same household, whether held individually or jointly, including shares held in any qualified retirement accounts;

•
shares held in trust for the benefit of the individual or his or her immediate family, or by a family limited partnership or other similar arrangement;

•
RSAs (whether or not vested); and

•
PSAs only to the extent that such shares are determined based upon certification by the Compensation Committee that the relevant performance objective has been satisfied.

The Company’s Securities Law Compliance policy has long prohibited all employees, including the Executive Officers, and Directors from engaging in hedging activities involving Lydall securities. In 2018, the Company amended its Securities Law Compliance policy to prohibit all employees, including the Executive Officers, and Directors from entering into margin loans involving Lydall securities or otherwise pledging Lydall securities. None of the Company’s Directors or NEOs has any Lydall securities pledged or involved in margin loans, nor did they throughout all of 2019.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of  $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law on December 31, 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of  $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.
Compensation Committee Report on Executive Compensation
The Compensation Committee (the “Committee”) is composed of Independent Directors, as defined under applicable NYSE rules, Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. The Committee was appointed by the Board and chartered to oversee and approve the compensation and incentive programs of Lydall executive officers and Directors and to review all other incentive programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Kathleen Burdett
Matthew T. Farrell
James J. Cannon
William D. Gurley
Suzanne Hammett, Chair

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2019 Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years 2019, 2018 and 2017.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(4) ($) (d)	Stock Awards(5) ($) (e)	Option Awards(6) ($) (f)	Non-Equity Incentive Plan Compensation(7) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(8) ($) (i)	Total ($) (j)
Sara A. Greenstein, President and Chief Executive Officer(1)	2019	92,308	1,330,000	1,999,992	750,004	—	—	2,275	4,174,579
Randall B. Gonzales, Executive Vice President & Chief Financial Officer (2)	2019	406,558	—	150,063	—	42,525	—	49,104	648,250
	2018	316,846	67,071	846,869	420,240	52,121	—	114,820	1,817,967
Chad A. McDaniel, Executive Vice President, General Counsel and Chief Administrative Officer	2019	386,500	100,000	150,063	300,089	36,882	—	38,687	1,012,221
	2018	337,096	—	223,710	200,136	47,319	—	36,758	845,019
	2017	315,384	—	162,550	162,533	131,657	—	36,363	808,488
Joseph A. Abbruzzi, President – Thermal Acoustical Solutions	2019	364,769	—	259,979	150,044	171,682	—	61,770	1,008,244
	2018	331,500	—	181,785	162,618	31,218	—	38,536	745,657
	2017	320,192	—	150,106	150,086	177,638	—	52,309	850,332
Paul A. Marold, Jr., President – Performance Materials	2019	361,886	—	110,005	160,075	5,678	—	44,537	682,181
	2018	351,589	—	181,785	162,618	51,954	—	44,023	791,969
	2017	335,289	—	150,106	150,086	125,022	—	42,989	803,492
Dale G. Barnhart, Former President and Chief Executive Officer(3)	2019	631,720	—	—	—	—	—	72,830	704,550
	2018	631,720	—	670,903	600,336	177,777	—	71,241	2,151,977
	2017	620,179	—	750,010	750,071	575,856	—	73,873	2,769,989
(1)
Ms. Greenstein joined the Company as the President & Chief Executive Officer on November 18, 2019.

(2)
Mr. Gonzales joined the Company as the Chief Financial Officer on March 11, 2018.

(3)
Mr. Barnhart served as President & Chief Executive Officer until November 18, 2019 and as an employee until December 31, 2019.

(4)
Includes sign-on bonuses paid to Ms. Greenstein in 2019 (of which $665,000 was paid in December 2019 and January 2020) and Mr. Gonzales in 2018; and a one-time recognition/retention bonus paid to Mr. McDaniel in 2019.

(5)
The amounts reflect the aggregate grant date fair value (at target level for PSAs) computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC. If the PSA awarded to Ms. Greenstein was included in the table at maximum value, the amount in Column (e) would be $2,474,989. No PSAs were awarded to the other NEOs in the fiscal year ended December 31, 2019.

(6)
Assumptions used in the calculation of these amounts are included in Footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(7)
The amounts in Column (g) reflect amounts payable under the Company’s AIP Program, which are in the form of an annual cash bonus. Please refer to the “Annual Incentive Performance Program” of the Compensation Discussion and Analysis for additional information related to the AIP Program.

(8)
Except for Personal Gas Usage, which reflects the amount of imputed income to the NEO, and Relocation, which reflects the amount of taxes payable by the NEO on reimbursed relocation expenses, the amounts shown in Column (i) for 2019 are valued on the basis of the aggregate incremental cost to the Company, and are comprised of the following:

Name	Car Allowance ($)	Personal Gas Usage ($)	Executive Disability Insurance Premium ($)	Exec. Life Ins. Prem. ($)	Relocation ($)	401(k) Employer Match ($)	Tax Filing Assistance ($)	Wellness & Fitness Reimbursement ($)	COBRA Reimbursement ($)	All Other Compensation Total ($)
Sara A Greenstein	—	—	—	—	—	—	—	—	2,275	2,275
Randall B. Gonzales	13,800	1,239	6,269	12,119	4,476	11,200	—	—	—	49,104
Chad A. McDaniel	13,800	1,726	3,455	7,806	—	11,200	—	700	—	38,687
Joseph A. Abbruzzi	11,040	1,028	2,636	12,781	22,385	11,200	—	700	—	61,770
Paul A. Marold, Jr.	11,040	1,549	7,264	12,000	—	11,200	—	1,484	—	44,537
Dale G. Barnhart	13,800	242	4,783	42,805	—	11,200	—	—	—	72,830

Grants of Plan-Based Awards For 2019

The following table provides information regarding stock options, equity incentive awards and cash incentive awards granted during 2019 to the Named Executive Officers.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(5) (#) (j)	Exercise or Base Price of Option Awards(6) ($/share) (k)	Grant Date Fair Value of Stock and Option Awards(7) ($) (l)
Name (a)	Grant Date(1) (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Sara A. Greenstein		—	—	—
	11/20/2019				25,510	51,020	76,530				949,992
	11/20/2019							56,391			1,050,000
	11/20/2019								110,620	18.62	750,004
Randall B. Gonzales		30,375	243,000	486,000
	3/20/2019							6,125			150,063
Chad A. McDaniel		26,345	210,756	421,512
	3/20/2019							6,125			150,063
	7/25/2019								42,780	20.05	300,089
Joseph A. Abbruzzi		21,460	171,682	343,364
	3/20/2019							4,490			110,005
	7/25/2019							7,480			149,974
	7/25/2019								21,390	20.05	150,044
Paul A. Marold, Jr.		20,278	162,225	324,450
	3/20/2019							4,490			110,005
	7/25/2019								22,820	20.05	160,075
Dale G. Barnhart		76,663	629,300	1,258,600
(1)
All equity awards were granted under the 2012 Stock Plan.

(2)
The amounts shown as Estimated Possible Payouts Under Non-Equity Incentive Plan Awards represent potential cash payouts to the NEOs under the AIP Program with respect to 2019 consolidated and business unit performance metrics. Please refer to the “Annual Incentive Performance Program” in the Compensation Disclosure and Analysis for additional information related to the AIP Program. See the “Fiscal Year 2019 Summary Compensation Table” above for amounts actually paid. Mr. Barnhart resigned as President and CEO on November 18, 2019 and his employment terminated on December 31, 2019. Pursuant to his Transition Agreement, he was not eligible to receive payout under the 2019 AIP Program.

(3)
For the PSA grants made on November 20, 2019 to Ms. Greenstein, the vesting is based on 3-year rTSR performance against S&P 600 Industrials index. Vesting ranges from a payout of 50% of target, if threshold performance is achieved to a maximum payout of 150% if maximum performance is achieved. Accordingly, the amounts shown in column (f) reflect the performance-based shares that will be awarded if rTSR ranking of 25th percentile is achieved; the amounts shown in column (g) reflect the performance-based shares that will be awarded if the target performance (ranking of 50th percentile) is achieved, and column (h) reflects the performance-based shares that will be awarded if rTSR ranking of 75th percentile or above is achieved for the November 20, 2019 award.

(4)
The amounts shown in column (i) reflect the number of shares of time-based restricted stock granted in 2019.

(5)
The amounts shown in column (j) reflect the number of options granted to each NEO in 2019.

(6)
The amounts shown in column (k) represent the exercise price (closing price on grant date) of the options granted to each NEO in column (j). This amount is the price per share the NEO will pay to purchase each option once it has become exercisable.

(7)
The amounts shown in column (l) represent the grant date fair value at the target level of the PSA awards described in footnote (3) above, the grant date fair value of the restricted stock awards described in footnote (4) above and grant date fair value of stock options described in footnote (5) above calculated in accordance with the FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table lists outstanding equity awards for each Named Executive Officer as of December 31, 2019.
		Option Awards(1)				Stock Awards(2)
Name (a)	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(5)
Sara A. Greenstein	11/20/19		110,620	18.62	11/20/29	56,391(6)	1,157,143	51,020	1,046,930
Randall B. Gonzales	03/12/18	2,795	8,385	49.35	03/12/28	5,404(6)	110,890	3,955	81,157
	12/07/18	7,763	23,292	20.16	12/07/28			11,165	229,106
	03/20/19					6,125(7)	125,685
Chad A. McDaniel	12/06/13	1,138*		16.98	12/06/23
	12/05/14	5,250*		27.96	12/05/24
	12/04/15	6,750		36.74	12/04/25
	12/09/16							2,340	48,017
	12/08/17	4,537	4,538	51.85	12/08/27			3,135	64,330
	12/07/18	6,901	20,704	20.16	12/07/28			9,925	203,661
	03/20/19					6,125(7)	125,685		0
	07/25/19		42,780	20.05	07/25/29				0
Joseph A. Abbruzzi	12/05/14	2,625*		27.96	12/05/24
	12/04/15	4,100		36.74	12/04/25
	12/09/16							2,340	48,017
	12/08/17	4,190	4,190	51.85	12/08/27			2,895	59,405
	12/07/18	5,607	16,823	20.16	12/07/28			8,065	165,494
	03/20/19					4,490(7)	92,135		0
	07/25/19		21,390	20.05	07/25/29	7,480(8)	153,490
Paul A. Marold, Jr.	02/18/16	8,550	2,850	27.15	02/18/26				0
	12/09/16	3,615	1,205	64.20	12/09/26			1,950	40,014
	12/08/17	4,190	4,190	51.85	12/08/27			2,895	59,405
	12/07/18	5,607	16,823	20.16	12/07/28			8,065	165,494
	03/20/19					4,490(7)	92,135		0
	07/25/19		22,820	20.05	07/25/29				0
Dale G. Barnhart	12/09/10	7,395		7.80	12/09/20
	12/06/13	17,627		16.98	12/31/20
	12/05/14	46,400*		27.96	12/31/20*
	12/04/15	39,300		36.74	12/31/20
	12/09/16	17,351		64.20	12/31/20
	12/08/17	20,940		51.85	12/31/20
	12/07/18	20,701		20.16	12/31/20

*
all or a portion of this option award is Incentive Stock Options.

(1)
Stock options vest at the rate of 25% per year beginning on the first anniversary of the Date of Grant and expire ten years from the Date of Grant; except for Ms. Greenstein’s options granted on November 20, 2018 as inducement grants in connection with the commencement of her employment with the Company, which vest in three equal annual installments on the first, second and third anniversaries of the Date of Grant.

(2)
The Company has granted two types of stock awards to its NEOs: (1) RSAs — shares listed in column (g); and (2) PSAs — shares listed in column (i). PSAs granted to NEOs vest if, and only to the extent that, the Compensation Committee certifies achievement of the performance objectives — (a) EPS targets to be met for Fiscal Year 2020 (for the December 2017 awards); and (b) the results of a 3-year relative Total Shareholder Return (rTSR) comparison of the Company to S&P 600 Industrials index for Fiscal Year 2021 (for the December 2018 awards).

(3)
The amount shown in column (h) represents the value of the shares listed in column (g). The value was determined by multiplying the number of shares listed in column (g) by the fair market value of the Company stock on December 31, 2019.

(4)
Number of shares shown in column (i) represents the number of shares earned on the achievement of established target level performance objectives.

(5)
The amount shown in column (j) represents the value of the shares listed in column (i). The value was determined by multiplying the number of shares listed in column (i) by the fair market value of the Company stock on December 31, 2019.

(6)
RSA — shares vest in three equal annual installments beginning on the first anniversary of the Date of Grant.

(7)
RSA — shares vest in full on the second anniversary of the Date of Grant.

(8)
RSA — shares vest in two equal annual installments beginning on the first anniversary of the Date of Grant.

Option Exercises and Stock Vested For 2019

The following table shows stock option exercises and vesting of restricted stock awards by the NEOs during 2019, including the aggregate value of gains on the date of exercise and stock acquired on vesting and the value realized on vesting.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting(1) (#)(d)	Value Realized on Vesting(2) ($)(e)
Sara A. Greenstein	0	$0	0	$0
Randall B. Gonzales	0	$0	2,702	$65,956
Chad A. McDaniel	0	$0	2,340	$45,232
Joseph A. Abbruzzi	0	$0	2,340	$45,232
Paul A. Marold, Jr.	0	$0	2,766	$76,314
Dale G. Barnhart	35,822	$290,552	0	$0
(1)
The amount shown in column (d) represents the number of shares of stock received in 2019 pursuant to the vesting of RSAs. Awards were granted under the 2012 Stock Plan.

(2)
The value shown in column (e) was determined by multiplying the number of shares listed in column (d) by the fair market value of the Company stock on the date the shares vested.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into agreements with its NEOs pursuant to which each NEO may be entitled to specified compensation and benefits upon the termination of his or her employment.
The agreements with each of Ms. Greenstein and Messrs. Gonzales, Marold, Abbruzzi and McDaniel provide that, if an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason,” and such termination of employment does not occur within 18 months of a “change in control” (except that the agreements with Mr. Marold and Mr. Abbruzzi do not include a “good reason” trigger; and the agreements with Messrs. Gonzales and McDaniel do not include “good reason” triggers other than in the event of a change in control), the Company shall pay the executive a severance benefit equal to the sum of  (i) an amount equal to the executive’s annual base salary in effect immediately preceding the date of termination, and (ii) an amount equal to the average of the executive’s annual bonuses for the three calendar years immediately preceding the date of termination (the “Severance Benefit”). The Severance Benefit generally shall be paid in equal installments spread over the twelve-month period beginning on the date of termination, unless the executive is deemed to be a “specified employee,” as that term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (a “Specified Employee”), in which case different payment rules apply. In the event that the executive elects to continue coverage under the Company’s health plan pursuant to COBRA, for a period of up to twelve months, the Company also shall pay the same percentage of the executive’s premium for COBRA coverage for the executive and, if applicable, his or her spouse and dependent children, as the Company paid at the applicable time for coverage under such plan for actively employed members of senior management. In addition, for the period beginning on the date of the executive’s termination of employment and ending on the earlier of  (i) the date that is 12 months after the date of such termination of employment or (ii) the date on which the executive becomes eligible for life insurance benefits from another employer, the Company will continue to provide the life insurance benefits that the Company would have provided to the executive if the executive had continued in employment with the Company for such period, but only if the executive timely pays the portion of the premium for such coverage that members of senior management of the Company generally are required to pay for such coverage, if any. Finally, the executive is entitled to receive up to twelve months of outplacement services at a cost not to exceed $10,000. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery, without revocation, of a valid release of all claims against the Company.
In the event that an executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (except that the agreements with Mr. Marold and Mr. Abbruzzi do not include a “good reason” trigger), and such termination of employment occurs within 18 months of a “change in control” (collectively, a “Change In Control Trigger”), the Company shall pay the executive a severance benefit equal to two times the sum of  (i) his/her annual rate of base salary in effect immediately preceding his/her termination of employment, and (ii) the average of his/her last three years highest annual bonuses earned under the Company’s annual bonus plan for any of the five calendar years preceding his/her termination of employment (the “COC Severance Benefit”). The COC Severance Benefit shall be paid in a lump sum within thirty days after the date of termination, unless the executive is deemed to be a Specified Employee, in which case different payment rules apply. Upon the occurrence of such a Change In Control Trigger, the Company shall pay the executive a bonus for the year of termination in an amount equal to a specified portion of the executive’s target bonus opportunity for the year of termination. In general, for a period of up to 24 months, the executive is entitled to remain covered by the medical, dental, executive life insurance and, if reasonably commercially available through nationally reputable insurance carriers, executive long-term disability plans that covered the executive immediately prior to the termination of his or her employment, as if he or she had remained in the employ of the Company. The executive is entitled to receive the outplacement services described above and the vesting of all unvested stock options and restricted stock awards shall be accelerated in full. Finally, the executive is entitled to an automobile allowance for a period of up to 24 months. The Company’s obligation to provide the foregoing severance benefits is subject to the executive’s execution and delivery, without revocation, of a valid release of all claims against the Company.
In addition, if Ms. Greenstein’s employment terminates because of a disability, she will be entitled to an amount equal to her annual base salary, a pro-rated bonus for the year of termination and reimbursement for certain insurance premiums. If her employment terminates because of her death, Ms. Greenstein’s estate or designated beneficiary will be entitled to a pro-rated amount equal to her bonus (calculated as the average of three highest annual bonus over the preceding five years) and reimbursement of certain health insurance premiums.

Set forth below is a summary of the payments that would have been made to the each of the NEOs (except for Mr. Barnhart) had the below-specified triggering events occurred on December 31, 2019. Pursuant to Mr. Barnhart’s Transition Agreement, which superseded his Employment Agreement, he received (i) a payment equal to 100% of his Target Bonus Percentage for 2019, or $629,300; and (ii) COBRA payments for up to six (6) months, or $6,162.
BENEFITS BY TRIGGERING EVENT ON 31-Dec-19 ($)	Sara A. Greenstein	Randall B. Gonzales	Chad A. McDaniel	Joseph A. Abbruzzi	Paul A. Marold, Jr.
Death
Bonus – Bonus for the year of death equal to a pro rata portion of the average of the three highest annual bonuses earned in the five years preceding year of death	0	0	0	0	0
COBRA for family for 12 months, less employee contribution	16,572	0	0	0	0
Executive Life Insurance proceeds	3,000,000	1,215,000	1,320,000	1,170,000	1,081,500
Aggregate Total in Event of Death	3,016,572	1,215,000	1,320,000	1,170,000	1,081,500
Disability
Base salary – 12 months, less payments made to NEO under any Company disability programs	630,000	0	0	0	0
Bonus – Pro rata bonus for the calendar year of termination	0	0	0	0	0
COBRA(1) for NEO and family for 12 months, less employee contribution	16,572	0	0	0	0
Life Insurance(1),(2) coverage for 12 months less employee contribution	0	0	0	0	0
Disability Insurance proceeds	120,000	310,500	210,000	210,000	308,700
Aggregate Total in Event of Disability	766,572	310,500	210,000	210,000	308,700
Cause(3) Termination or Voluntary Resignation (other than Good Reason Self-Quit)
No additional benefits
Aggregate Total in Event of Cause(3) Termination or Voluntary Resignation	0	0	0	0	0
Non-Cause Termination or Good Reason(4) Self-Quit
Severance – base salary for 12 months(5)	750,000	405,000	440,000	390,000	360,500
Bonus – in an amount equal to the average of the three preceding years’ annual bonuses earned, paid over 12 months(5)	0	52,121	109,825	106,316	113,127
COBRA(1) for NEO and family for maximum of 12 months, less employee contribution	16,572	15,418	15,418	12,324	16,572
Life Insurance coverage for 12 months less employee contribution(1),(2)	0	12,119	7,806	12,781	12,000
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000
Aggregate Total in Event of Non-Cause Termination or Good Reason Self-Quit	776,572	494,658	583,049	531,421	512,199

BENEFITS BY TRIGGERING EVENT ON 31-Dec-19 ($)	Sara A. Greenstein	Randall B. Gonzales	Chad A. McDaniel	Joseph A. Abbruzzi	Paul A. Marold, Jr.
Change of Control Termination Benefit Including Good Reason Self-Quit After Change of Control(6)
Severance – Lump-sum severance benefit equal to two times the sum of annual base salary plus an average of the three highest annual bonuses earned in the five years preceding year of(7)	1,500,000	914,242	1,171,972	1,170,064	947,254
Year of Termination Bonus – equal to a pro rata portion of target bonus opportunity, payable in a lump sum(7),(8)	0	243,000	210,756	171,682	162,225
Medical, dental, life and if applicable, long term disability coverage for 24 months under the Company’s plans, for NEO and family, less employee contribution(2)	34,470	68,845	54,591	56,467	72,997
Stock option/award vesting acceleration(9)	2,414,252	555,223	469,253	534,650	373,830
Outplacement services not to exceed $10,000	10,000	10,000	10,000	10,000	10,000
Car allowance for 24 months	0	27,600	27,600	22,080	22,080
Aggregate Total in Event of Change of Control	3,958,722	1,818,910	1,944,172	1,964,943	1,588,386
(1)
Both COBRA and life insurance are limited to 12 months or until the date the NEO is eligible for other coverage under another employer.

(2)
If applicable insurance coverage is not available for the NEO, the Company must arrange alternate coverage at a cost not to exceed 125 percent of the Company’s group coverage cost.

(3)
Cause is defined as (i) act or acts of dishonesty or fraud resulting or intended to result directly or indirectly in substantial gain or personal enrichment to which the executive was not legally entitled at the expense of the Company or any of its subsidiaries; (ii) willful material breach by executive of his or her duties or responsibilities resulting in demonstrably material injury to the Company or any of its subsidiaries; (iii) conviction of a felony or any crime of moral turpitude; (iv) habitual neglect or insubordination where executive has been given written notice but has failed to cure (where susceptible to cure) within 30 days following such notice; or (v) material breach by the NEO of his or her obligations under any non-compete agreements.

(4)
Mr. Marold and Mr. Abbruzzi are not entitled to exercise a good reason self-quit and receive severance benefits under any circumstances. Mr. Gonzales and Mr. McDaniel are entitled to exercise a good reason self-quit trigger and receive severance benefits only in the event of a Change of Control (as defined below). Good Reason is defined as: without the NEO’s written consent either (i) a significant reduction in the scope of the NEO’s authority, functions, duties or responsibilities; (ii) any reduction in the NEO’s base salary, other than an across-the-board reduction; or (iii) any material breach by the Company of any provision of the NEOs employment agreement without the NEO having committed any material breach of the NEO’s obligations, which breach is not cured within 30 days following written notice to the Company of such breach.

(5)
If the NEO is covered by Section 409A of the Internal Revenue Code (“409A”), the first six months will be paid in a lump sum six months after termination date, with the remainder paid monthly.

(6)
The NEO is entitled to these benefits if either a termination without Cause occurs or if the NEO exercises Good Reason self-quit, in each case, within 18 months of a Change of Control, defined as (i) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (ii) the election to the Board of a majority of Directors who were not approved by a majority of the current Directors; (iii) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (iv) a sale or disposition of all or substantially all of the assets of the Company. As a condition to the receipt of any severance benefits (whether in the context of a Change in Control or otherwise), each NEO is required to execute and deliver to the Company a valid and binding release of all claims. The agreements with each of the NEO’s also provide that the Company shall pay all reasonable attorneys’ fees incurred by the NEO in seeking to enforce any right under his or her respective agreement if and to the extent that the NEO substantially prevails.

(7)
If the NEO is covered by 409A, payment will be in a lump sum six months after termination date.

(8)
If there is no expected bonus opportunity in year of termination, a bonus shall be paid equal to a pro rata portion of the prior year’s awarded bonus.

(9)
Under the 2012 Stock Plan, vesting of options and restricted stock awards (including PSAs at target) would be accelerated for all optionees in the event of a Change of Control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Greenstein.
We determined that the 2019 median total annual compensation of all of our employees who were employed as of November 30, 2019 (the “Determination Date”), other than our CEO, was $40,404. As reported in the Summary Compensation Table, the 2019 annual total compensation for our CEO, Ms. Greenstein, was $4,174,579, resulting in a pay ratio of 103:1.
As of the Determination Date, our total global employee population consisted of 3,287 employees, excluding the CEO. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (“CACM”) of gross payroll earnings for the year-to-date period ending on the Determination Date. Gross payroll earnings consists of all compensation elements appearing in payroll records for each individual, which primarily includes base salary or wages, overtime, bonuses, and other pay components. For purposes of determining the median employee, the pay of those employees that were hired after January 1, 2019 through November 30, 2019 was adjusted to reflect the full period’s gross payroll earnings. Where applicable, gross payroll earnings were converted to U.S. dollars using the average foreign exchange rates during December 2019. We changed the determination date from October 31 to November 30 for a number of reasons, including: (i) in order to capture more of the fiscal year compensation of all employees, excluding the CEO; and (ii) to reflect a more current employee population both at the time of the hire of the new CEO (in the month of November) and after the completion of multiple reduction-in-force initiatives executed in October and November 2019.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 Director Compensation

Board compensation for non-employee Directors during fiscal year 2019 is summarized in the table below:
Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
David G. Bills	69,000	75,008	—	—	—	—	144,008
Kathleen Burdett	93,500	75,008	—	—	—	—	168,508
James J. Cannon	67,000	75,008	—	—	—	—	142,008
Matthew T. Farrell	76,000	75,008	—	—	—	—	151,008
Marc T. Giles	130,500	75,008	—	—	—	—	205,508
William D. Gurley	70,333	75,008	—	—	—	—	145,341
Suzanne Hammett	88,500	75,008	—	—	—	—	163,508
S. Carl Soderstrom, Jr.	83,000	75,008	—	—	—	—	158,008
(1)
The amounts reflected in this column represent the aggregate amount of cash fees and retainers paid during 2019 for services as a Director, including committee chair and membership retainers, meeting fees and cash retainers for services as Directors and, in the case of Mr. Giles, a $75,000 cash retainer for his service as Chair of the Board during 2019.

(2)
As explained in more detail below in the section captioned “Non-Cash Retainers,” Non-Employee Directors automatically receive annual Stock Awards. Each Stock Award is fully vested as of the date of grant and, in 2019, consisted of that number of shares of the Company’s Common Stock having a value equal to $75,000, subject to adjustment for rounding. The amounts reflected in this column represent the aggregate grant date fair values of such Stock Awards calculated in accordance with FASB ASC Topic 718.

(3)
No Option Awards were made to Non-Employee Directors in 2019. Non-Employee Directors had the following number of stock options outstanding (all vested and exercisable) at December 31, 2019: Mr. Bills, -0-; Ms. Burdett, 3,325; Mr. Cannon, -0-; Mr. Farrell, -0-; Mr. Giles, -0-; Mr. Gurley, -0-; Ms. Hammett, -0-; and Mr. Soderstrom, 3,325.

Meeting Fees and Cash Retainers
During 2019, all Non-Employee Directors were paid $1,500 for each meeting of the Board attended, as well as $1,500 for any standing committee meetings attended by committee members. Telephonic participation fees are $1,000 per meeting.
Each Non-Employee Director earns an annual cash retainer of  $35,000. In addition, during 2019, the Chair of the Board received an annual cash retainer of  $75,000 all of which was paid to Mr. Giles, who served as Chair for 2019. The Chair of the Audit Review Committee and Compensation Committee each received annual cash retainers of $15,000, while the chair of the Corporate Governance Committee received an annual cash retainer of  $10,000. Additionally, each member of the Audit Review Committee, including the Chair, received a cash retainer of  $10,000 for serving on said Committee.
Non-Cash Retainers
Twice annually, each Non-Employee Director automatically receives a stock award consisting of that number of whole shares of Common Stock of the Company obtained by dividing $45,000 by the fair market value of a share of Common Stock as of the date of grant, in each case rounded upward to the nearest number of whole shares. The first installment grant date of the annual stock award is the day that is six (6) months from the Annual Meeting of Stockholders. The second installment grant date of the annual stock award is the day that is the earlier of  (a) the day that is twelve (12) months from the Annual Meeting of Stockholders; and (b) the day that is immediately prior to the next Annual Meeting of Stockholders. Accordingly, each Non-Employee Director received 1,192 shares of Common Stock of the Company on April 26, 2019 and 1,903 shares of Common Stock of the Company on October 26, 2019.

Inside Directors
Ms. Greenstein and Mr. Barnhart, as the only Employee Directors during 2019, did not receive any compensation for their Board activities. Their compensation as an executive officer and employee is disclosed in the Summary Compensation Table.

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN
OFFICERS AND 5% BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 2, 2020 (except as otherwise noted) by: (a) each of our Non-Employee Directors (including any Director nominees); (b) each of our NEOs; (c) all of our current directors and executive officers as a group; and (d) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days after March 2, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Lydall, Inc., One Colonial Road, Manchester, CT 06042-2378.
Name	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors
David G. Bills	9,080(1)	*
Kathleen Burdett	38,073(2)	*
James J. Cannon	5,295	*
Matthew T. Farrell	39,888	*
Marc T. Giles	19,974	*
William D. Gurley	58,136	*
Suzanne Hammett	32,847	*
S. Carl Soderstrom, Jr.	26,949(3)	*
Named Executive Officers
Joseph A. Abbruzzi	75,502(4)	*
Dale G. Barnhart (former President & CEO; former Director)	338,924(5)	1.90%
Randall B. Gonzales	73,308(6)	*
Sara A. Greenstein (also a Director)	116,751(7)	*
Paul A. Marold, Jr.	63,894(8)	*
Chad A. McDaniel	83,528(9)	*
Current Non-Employee Directors, Director nominee(s) and Executive Officers as a Group (15 persons, including 14 named above)	1,005,701 (10)	5.60%
5% Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,757,432(11)	15.70%**
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,402,173 (12)	8.00%**
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,157,021(13)	6.60%**
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	1,050,039(14)	5.99%**
*
Represents less than one percent of our outstanding Common Stock.

**
Ownership percentages were obtained from Schedule 13G filings and reflect the number of shares of Common Stock held as of December 31, 2019, except as otherwise stated.

(1)
Includes 5,000 shares of Common Stock purchased in the open market on February 28, 2020, March 2, 2020 and March 3, 2020.

(2)
Includes shares of Common Stock issuable pursuant to presently exercisable stock options granted to Ms. Burdett of 3,325 shares.

(3)
Includes 3,325 shares of Common Stock issued pursuant to an exercise of stock options on March 4, 2020.

(4)
Includes 16,522 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020; also includes 11,970 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 10,960 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(5)
Includes 169,714 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020.

(6)
Includes 13,353 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020; also includes 11,529 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 15,120 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights; and also includes 17,194 shares of Common Stock purchased in the open market on February 28, 2020 and March 3, 2020.

(7)
Includes 56,391 shares underlying RSAs granted under the Inducement Restricted Share Award Agreement dated November 20, 2019 pursuant to the inducement grant exception under NYSE Listing Company Manual Rule 303A.08 (“Rule 303A.08”) that carry full voting rights; also includes 51,020 shares underlying PSAs granted under the Inducement Performance Share Award Agreement dated November 20, 2019 pursuant to Rule 303A.08 that carry full voting rights; and also includes 9,340 shares of Common Stock purchased in the open market on March 3, 2020.

(8)
Includes 24,812 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020, also includes 4,490 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 10,960 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights; and also includes 7,500 shares of Common Stock purchased in the open market on February 28, 2020.

(9)
Includes 24,576 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020; also includes 6,125 shares underlying RSAs granted under the 2012 Stock Plan that carry full voting rights and 13,060 shares underlying PSAs granted under the 2012 Stock Plan that carry full voting rights.

(10)
Includes 252,302 shares of Common Stock issuable pursuant to presently exercisable stock options and stock options that will become exercisable within 60 days of March 2, 2020; and also includes 90,505 shares underlying RSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights and 109,666 shares underlying PSAs granted under the 2012 Stock Plan or Rule 303A.08 that carry full voting rights; and also includes 15,006 shares of Common Stock purchased in the open market on March 3, 2020, March 4, 2020 and March 6, 2020.

(11)
Based on information reported in Amendment No. 10 to Schedule 13G dated February 3, 2020 and filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”), a holding company. As set forth in said filing, BlackRock had sole voting power with respect to 2,713,497 shares and sole dispositive power over all of the shares held.

(12)
Based on information reported in Amendment No. 20 to Schedule 13G dated and filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), an investment adviser reporting on behalf of certain Funds. As set forth in said filing, Dimensional had sole voting power with respect to 1,352,683 shares and sole dispositive power with respect to 1,402,173 shares held. Dimensional disclaims beneficial ownership of all securities of the Issuer held in the Funds.

(13)
Based on information reported in a Schedule 13G Amendment dated February 10, 2020 and filed with the SEC on February 11, 2020, by The Vanguard Group (“Vanguard”), an investment advisor. As set forth in said filings, Vanguard had sole voting power with respect to 16,581 shares and sole dispositive power with respect to 1,141,191 shares held.

(14)
Based on information reported in a Schedule 13G dated and filed with the SEC on February 13, 2020 by Neuberger Berman Group LLC (“Neuberger”), an investment adviser. As set forth in said filing, Neuberger does not have sole voting power or sole dispositive power over any shares held.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors, persons who own more than 10% of a registered class of the Company’s equity securities, and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the SEC and furnish copies of such reports to the Company. Based solely on the reports received by the Company and on written representations from reporting persons, except as noted below, the Company believes that the Directors, executive officers and greater than 10% beneficial owners all complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2019. On October 30, 2019, due to an administrative error, each of the eight (8) non-employee Directors filed amended Forms 4 to correct the number of shares granted to each of them by the Company on October 26, 2019 that were originally reported on Forms 4 filed on October 28, 2019.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate a person for election to the Board or to bring other business before a stockholder meeting. In accordance with the Company’s Bylaws, a stockholder may nominate a person for election to the Board or propose other business to be considered by the stockholders at an Annual Meeting only if the stockholder is entitled to vote at the Annual Meeting and has complied with the notice procedures set forth in the Company’s Bylaws and was a stockholder of record at the time such notice was delivered to the Secretary of the Company. Each of the procedures and requirements set forth below is mandated by the Company’s Bylaws, except with respect to the section captioned “Stockholder Proposals for 2021 Annual Meeting” (the procedures and requirements for which are mandated by SEC regulations).
Timeliness of Notice
For nominations or other business to be properly brought before an Annual Meeting, a stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the date the Annual Meeting is called for is a date that is not within thirty days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made, whichever first occurs.
Content of Notice for Stockholder Nominations
The stockholder’s notice of nomination of a director must provide the information stipulated in the Company’s Bylaws, which includes, among other things, the following information with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
The stockholder’s notice also must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Company’s books; (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice; (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director of the Company.

Content of Notice for Other Stockholder Proposals
If a stockholder wishes to bring matters other than proposals for Director nominations before an Annual Meeting, the stockholder’s notice must set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment); (iii) the reasons for conducting such business at the stockholder meeting; (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The stockholder’s notice also shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made certain additional information similar in nature and scope to the additional information required of a stockholder making a nomination for Director. The Company may require the stockholder to furnish such other information as may be reasonably required to determine whether each proposed item of business is a proper matter for stockholder action.
Consequences of Failure to Comply
Any stockholder proposal or nomination which does not comply with the procedures set forth in the Company’s Bylaws (or other applicable law) will be disregarded, and the stockholder will not be permitted to nominate his or her candidate for election to the Board or bring any other business before the stockholder meeting.
Stockholders May Request Copies of Applicable Bylaws
Bylaw provisions discussed above were included in the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Periodic Report on Form 8-K dated December 6, 2018 and may be obtained by writing to the Company at Lydall, Inc., P.O. Box 151, Manchester, CT 06045-0151, Attention: Secretary.
Stockholder Proposals for 2021 Annual Meeting
Consistent with SEC regulations, proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2021, and which stockholders desire to have included in the Company’s proxy materials relating to such Annual Meeting, must be received by the Company no later than November 16, 2020, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that Annual Meeting.
YOUR VOTE IS IMPORTANT!
You are cordially invited to attend the Annual Meeting; however, to ensure that your shares are represented at the Annual Meeting, please submit your proxy or voting instructions as described in response to “How Do I Vote Before the Annual Meeting?”. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

LYDALL AMENDED & RESTATED 2012 STOCK INCENTIVE PLAN

1.
Purpose

The purpose of this Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Lydall, Inc., a Delaware corporation (“Lydall”), is to advance the interests of Lydall’s stockholders by enhancing the ability of Lydall and the Lydall Affiliates (as defined in Section 11) to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of Lydall’s stockholders. The Plan amends and restates the 2012 Stock Incentive Plan that was originally adopted by the Board on March 11, 2012 and approved by stockholders on April 27, 2012 and shall become effective on the date the Plan is approved by Lydall’s stockholders (the “Effective Date”). Certain terms used herein are defined in Section 11 of the Plan.
2.
Eligibility

All employees, officers and directors of Lydall or a Lydall Affiliate, as well as consultants and advisors to Lydall or a Lydall Affiliate (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), Restricted Stock (as defined in Section 6), Restricted Stock Units (as defined in Section 6), and Other Stock-Based Awards (as defined in Section 7). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and Participants need not be treated uniformly under the Plan.
3.
Administration of the Plan

(a)   Administration by Board; Delegation to Committee.   The Plan will be administered by the Board. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. The Board and, to the extent such authority has been delegated to it, a Committee: (1) shall have authority to grant Awards; (2) shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable; (3) may construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement. The term “Plan Administrator” means, as applicable, the Board or a Committee. All actions and decisions by the Plan Administrator with respect to the Plan and any Awards shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. By accepting any Award, each Participant acknowledges and agrees that all actions and decisions of the Plan Administrator are final and binding.
(b)   Awards to Non-Employee Directors.   Awards to Non-Employee Directors shall be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.
4.
Stock Available for Awards

(a)   Number of Shares; Share Counting.
(1)   Authorized Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to such number of shares of common stock, $0.10 par value per share, of Lydall (the “Common Stock”) as is equal to the sum of:
(A)   3,000,000 Shares; plus
(B)   such additional number of Shares (up to 19,720 Shares) as is equal to the aggregate number of Shares subject to awards granted under the Amended and Restated Lydall 2003 Stock Incentive Compensation Plan that are outstanding as of the Effective Date, which awards subsequently expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options, to any limitations under the Code).
Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares. Any or all Awards may be in the form of Incentive Stock Options.
(2)   Fungible Share Pool.   Subject to adjustment under Section 8, any Award that is (i) not a Full-Value Award shall be counted against the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) as one Share for each Share subject to such Award; and (ii) a Full-Value Award shall be counted against the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) as 1.32 Shares for each Share subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per Share price or per unit purchase price lower than 100% of the Fair Market Value of the Common Stock on the date of grant. To the extent a Share that was subject to an Award that counted as one Share is returned to the Plan pursuant to Section 4(a)(3), the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) will each be credited with one Share. To the extent that a Share that was subject to an Award that counts as 1.32 Shares is returned to the Plan pursuant to Section 4(a)(3), the authorized number of Shares specified in Section 4(a)(1) and the sub-limit specified in Section 4(b)(2) will each be credited with 1.32 Shares.
(3)   Share Counting.   For purposes of counting the authorized number of Shares available for the grant of Awards under the Plan under this Section 4(a) and the sub-limit specified in Section 4(b)(2):
(A)   if any Award expires, terminates or is otherwise surrendered, canceled, forfeited or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused Shares covered by such Award shall again be available for the grant of Awards; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and
(B)   Shares delivered (either by actual physical delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) shall not be added back to the number of Shares available for the future grant of Awards.
Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Other Stock-Based Award that is a stock appreciation right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the stock appreciation right upon exercise.
(b)   Sub-limits.   Subject to adjustment under Section 8, the following sub-limits on the number of Shares subject to Awards shall apply:
(1)   Annual Per-Participant Limit.   The maximum number of Shares with respect to which any Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For the avoidance of doubt, all Shares underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sub-limit specified in this Section 4(b)(1).
(2)   Limit on Awards to Non-Employee Directors.   The maximum number of Shares with respect to which Awards may be granted to directors who are Non-Employee Directors at the time of grant shall be 15% of the maximum number of authorized Shares specified in Section 4(a)(1).
5.
Stock Options

(a)   General.   The Plan Administrator may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option. Options may be Incentive Stock Options or Nonqualified Stock Options. Except as set forth in the Plan, the Plan Administrator shall determine the conditions and limitations applicable to the exercise of each Option, including conditions relating to compliance with applicable securities laws, as it considers necessary or advisable.

(b)   Incentive Stock Options.   Incentive Stock Options shall only be granted to employees of Lydall or any Lydall Affiliate who are eligible under Section 422 of the Code to receive Incentive Stock Options. Incentive Stock Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.
(c)   Exercise Price.   The Plan Administrator shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Award Agreement. The exercise price shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that, for the avoidance of doubt, if the Plan Administrator approves the grant of an Option with an effective date that is a specified future date, the exercise price shall be not less than 100% of the Fair Market Value on such future effective date.
(d)   Duration.   Each Option shall be exercisable at such times and subject to such terms and conditions as specified in the applicable Award Agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)   Exercise of Options.   Except as otherwise provided in the applicable Award Agreement, Options may be exercised by delivery to Lydall of a notice of exercise in a form (which may be electronic) approved by Lydall, together with payment in full of the exercise price for the number of Shares for which the Option is exercised (in the manner specified below) and any required tax withholding (in the manner specified in Section 9(d)). Shares subject to the Option will be issued (either in certificated form or the electronic equivalent thereof) as soon as practicable following exercise.
(f)   Payment Upon Exercise of Options.   Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)   in cash or by check, payable to the order of Lydall (or, to the extent provided in the applicable Award Agreement, a Lydall Affiliate);
(2)   except as may otherwise be provided in the applicable Award Agreement or approved by the Plan Administrator, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to Lydall sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to Lydall of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to Lydall cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)   to the extent provided for in the applicable Award Agreement or approved by the Plan Administrator, by delivery at the time of exercise (either by actual physical delivery or by attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Shares, if acquired directly from Lydall or a Lydall Affiliate, were owned by the Participant for such minimum period of time, if any, as may be established by the Plan Administrator, and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)   with respect to a Nonqualified Stock Option, to the extent provided for in the applicable Award Agreement or approved by the Plan Administrator, by delivery of a notice of  “net exercise,” as a result of which the Participant would receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5)   to the extent permitted by applicable law and provided for in the applicable Award Agreement or approved by the Plan Administrator, by payment of such other lawful consideration as the Plan Administrator may determine; or
(6)   by any combination of the above forms of payment.
(g)   Limitation on Repricing.   Unless such action is approved by Lydall’s stockholders, the Company may not (except as provided for under Section 8): (1) amend any outstanding Option (or similar type of Award) granted under the Plan to provide an exercise price per Share that is lower than the then-current exercise price per Share of such outstanding Award, (2) cancel any outstanding option to purchase Shares (whether or not granted under the Plan) and grant in substitution therefor new Awards covering the same or a different number of Shares and having an exercise or purchase price per Share lower than the then-current exercise price per Share of such cancelled option, (3) cancel in exchange for a cash payment any outstanding Option (or similar type of Award) with an exercise price per Share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(h)   No Reload.   No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)   No Dividend Equivalents.   No Option shall provide for the payment or accrual of dividend equivalents.
(j)   Minimum Vesting.   Options granted to Participants other than Non-Employee Directors prior to April 24, 2020 that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Options granted to Non-Employee Directors prior to April 24, 2020 that vest solely based on the passage of time shall not vest prior to the earlier of  (x) the first anniversary of the date of grant and (y) the date of the first annual meeting held after the date of grant, unless the Option is granted in lieu of cash director fees otherwise earned by or payable to the Non-Employee Director. Notwithstanding the foregoing, the Plan Administrator, either at the time an Award is granted or at any time thereafter, may allow an Option granted prior to April 24, 2020 to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to Lydall or a Lydall Affiliate under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of Lydall or a Lydall Affiliate. Options granted on or after April 24, 2020 shall be subject to the minimum vesting terms set forth in Section 9(g).
6.
Restricted Stock; Restricted Stock Units

(a)   General.
(1)   Restricted Stock.   The Plan Administrator may grant Awards of Shares (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Participant in the event that conditions specified by the Plan Administrator in the applicable Award Agreement are not satisfied. The Plan Administrator shall determine the terms and conditions of Restricted Stock, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(2)   Restricted Stock Units.   The Plan Administrator may grant Awards entitling the Participant to receive Shares to be issued at the time specified in the Award Agreement (“Restricted Stock Units”). The Plan Administrator shall determine the terms and conditions of a Restricted Stock Unit, including the conditions for vesting and the issue price, if any, of each Restricted Stock Unit, which may include a formula by which the issue price will be determined.
(b)   Terms and Conditions for All Restricted Stock Awards.
(1)   References in the Plan to “Restricted Stock Awards” apply to both Restricted Stock and Restricted Stock Units.
(2)   Except as set forth in Section 6(b)(3), for Restricted Stock Awards granted prior to April 24, 2020:
(A)   Restricted Stock Awards granted to Participants other than Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant.
(B)   Restricted Stock Awards granted to Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant (or, if earlier, through the third annual meeting held after the date of grant).
(C)   Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to Non-Employee Directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

(3) The minimum vesting requirements set forth in Section 6(b)(2) and in Section 7(b)(2) for Awards granted prior to April 24, 2020 shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted prior to April 24, 2020 that are (i) granted in the aggregate for up to 10% of the authorized number of Shares specified in Section 4(a)(1) or (ii) granted to a Non-Employee Director in lieu of cash director fees otherwise earned by or payable to the Non-Employee Director. Notwithstanding any other provision of the Plan, for Restricted Stock Awards and Other Stock-Based Awards granted prior to April 24, 2020, the Plan Administrator may, either at the time an Award is made or at any time thereafter, waive any right to repurchase Restricted Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to a Restricted Stock Award or Other Stock-Based Award, in whole or in part, in the event of the death or disability of the Participant, the termination of the Participant’s employment by or service to Lydall or a Lydall Affiliate under specified circumstances, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of Lydall or a Lydall Affiliate. Restricted Stock Awards granted on or after April 24, 2020 shall be subject to the minimum vesting terms set forth in Section 9(g).
(c)   Additional Provisions Relating to Restricted Stock.
(1)   Dividends.   Any dividends (whether paid in cash, stock or property) paid by Lydall (“Unvested Dividends”) with respect to Shares underlying an Award of Restricted Stock (“Underlying Shares of Restricted Stock”) shall be paid to the Participant only if and when such Underlying Shares of Restricted Stock become free from the restrictions on transferability and forfeitability that apply to such Shares, and shall be subject to satisfaction of any applicable tax withholding obligations under Section 9(d). Each payment of Unvested Dividends will be made no later than the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the Underlying Shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2)   Voting Rights.   A Participant receiving Restricted Stock shall have voting rights as a stockholder once the Shares are issued, unless otherwise provided in the applicable Award Agreement.
(3)   Stock Certificates.   Lydall may require that any stock certificates (or the electronic equivalent thereof) issued in respect of Restricted Stock be retained or held by Lydall (or its designee). At the expiration of the restriction period applicable to the Restricted Stock and subject to satisfaction of any applicable tax withholding obligations under Section 9(d), Lydall (or such designee) shall deliver to the Participant the certificates (or the electronic equivalent thereof) no longer subject to such restrictions.
(d)   Additional Provisions Relating to Restricted Stock Units.
(1)   Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive the number of Shares specified in the Award Agreement. The Plan Administrator may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.
(2)   Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)   Dividend Equivalents.   The Award Agreement for Restricted Stock Units may, but is not required to, provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or Shares, but in any event will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are paid. The applicable Award Agreement will specify the terms and conditions of any such Dividend Equivalents. No interest will be paid on Dividend Equivalents.
7.
Other Stock-Based Awards

(a)   General.   The Plan Administrator may grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Stock-Based Awards”). The Plan Administrator may grant Other Stock-Based Awards as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards will be paid in Shares.

(b)   Terms and Conditions.
(1)   Subject to the provisions of the Plan, the Plan Administrator shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
(2)   Except as set forth in Section 6(b)(3), for Other Stock-Based Awards granted prior to April 24, 2020:
(A)   Other Stock-Based Awards granted to Participants other than Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant.
(B)   Other Stock-Based Awards granted to Non-Employee Directors that vest solely based on the passage of time shall not vest in less than pro rata installments over three years from the date of grant (or, if earlier, through the third annual meeting held after the date of grant).
(C)   Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to Non-Employee Directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).
(3)   Other Stock-Based Awards granted on or after April 24, 2020 shall be subject to the minimum vesting terms set forth in Section 9(g).
(c)   Dividend Equivalents.   The Award Agreement for an Other Stock-Based Award may, but is not required to, provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant and may be settled in cash and/or Shares, but in any event will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which such Dividend Equivalents are paid. The applicable Award Agreement will specify the terms and conditions of any such Dividend Equivalents. No interest will be paid on Dividend Equivalents.
8.
Adjustments for Changes in Common Stock and Certain Other Events.

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sub-limits specified in Sections 4(a) and 4(b), (iii) the minimum vesting provisions of Restricted Stock Awards and Other Stock-Based Awards specified in Sections 6(b) and 7(b), (iv) the number and class of securities and exercise price per Share of each outstanding Option, (v) the number of Shares and, if applicable, the repurchase price per Share subject to each outstanding Restricted Stock Award and (vi) the Share and per-Share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by Lydall (or substituted Awards may be made, if applicable) in the manner determined by the Plan Administrator.
(b)   Reorganization Events.
(1)   Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)   In connection with a Reorganization Event, the Plan Administrator shall take one or more of the following actions as to outstanding Awards (other than Restricted Stock), except to the extent specifically provided otherwise in an applicable Award Agreement or another agreement between Lydall or a Lydall Affiliate and the Participant: (i) provide that such Awards shall be continued by Lydall (if Lydall is a surviving company), (ii) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (iii) provide that unvested Awards will terminate immediately prior to the consummation of such Reorganization Event, (iv) upon written notice to a Participant, provide that all of the Participant’s unexercised Options will terminate immediately prior to the consummation of such Reorganization Event following an opportunity for the Participant to exercise such unexercised Options (including, if expressly approved by the Plan Administrator, those not otherwise exercisable or vested) within a specified period following the date of such notice, (v) provide that outstanding Awards shall become exercisable, realizable, or issuable, or restrictions applicable to an Award shall lapse, prior to or upon such Reorganization Event, (vi) in the event of a

Reorganization Event under the terms of which holders of Shares will receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Shares subject to the Award multiplied by (B) the excess, if any, of  (I) the Acquisition Price over (II) the exercise or purchase price of such Award, less any applicable tax withholdings, in exchange for the termination of such Award, (vii) provide that, in connection with a dissolution or complete liquidation of Lydall, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings) or (vii) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b)(1), the Plan Administrator shall not be obligated to treat all Awards, all portions of any individual Award, all Awards held by a Participant, or all Awards of the same type, identically. Notwithstanding the foregoing, Restricted Stock Units that are subject to Section 409A shall be subject to the special rules set forth in Section 10(g)(4) of the Plan.
(B)   For purposes of Section 8(b)(1)(A)(ii), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event,
(i)   such Award confers the right to purchase or receive, subject to any applicable exercise or purchase price, for each Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization Event (or, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Stock); or
(ii)   if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Plan Administrator may, with the consent of the acquiring or succeeding corporation, instead provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Plan Administrator determines to be equivalent in value (as of the date of such determination or another date specified by the Plan Administrator) to the per Share consideration received by holders of outstanding Shares as a result of the Reorganization Event.
(2)   Consequences of a Reorganization Event on Restricted Stock.   Upon the occurrence of a Reorganization Event other than a dissolution or complete liquidation of Lydall, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of Lydall (if Lydall is a surviving company) or the applicable successor and shall, unless the Plan Administrator determines otherwise, apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Plan Administrator may provide for termination or deemed satisfaction of such repurchase or other rights under the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the dissolution or complete liquidation of Lydall, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied. Notwithstanding the foregoing, the Plan Administrator may provide that unvested Restricted Stock will be forfeited or repurchased, as applicable, immediately prior to the consummation of such Reorganization Event.
(c)   Change in Control Events.
(1)   Effect on Options.   Following a Change in Control Event, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, each Option that is continued by Lydall or assumed or substituted pursuant to Section 8(b)(1)(A)(ii) shall be immediately exercisable in full if, on or prior to the 18-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with all entities that are part of the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by all entities that are part of the Company or the acquiring or succeeding corporation.

(2)   Effect on Restricted Stock Awards.   Following a Change in Control Event, except to the extent specifically provided to the contrary in the applicable Award Agreement or any other agreement between a Participant and Lydall or a Lydall Affiliate, each Restricted Stock Award (whether continued by Lydall, assumed or substituted pursuant to Section 8(b)(1)(A)(ii), or converted into consideration remaining subject to restrictions pursuant to Section 8(b)(2)) shall immediately become free from all conditions or restrictions if, on or prior to the 18-month anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with all entities that are part of the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by all entities that are part of the Company or the acquiring or succeeding corporation.
(3)   Effect on Other Stock-Based Awards.   The Plan Administrator may specify in an Award Agreement at the time of grant or otherwise the effect of a Change in Control Event on an Other Stock-Based Award.
9.
General Provisions Applicable to Awards

(a)   Transferability of Awards.   Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable (if applicable) only by the Participant; provided, however, that, except with respect to an Incentive Stock Option (unless such Incentive Stock Option is modified to become a Nonqualified Stock Option) or an Award subject to Section 409A of the Code, the Plan Administrator may permit or provide in the applicable Award Agreement for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if Lydall would be eligible to use Form S-8 under the Securities Act for the registration of the sale of the Shares subject to such Award to such proposed transferee; provided further, that neither Lydall nor any Lydall Affiliate shall be required to recognize any such transfer until such time as such transferee shall, as a condition to such transfer, deliver a written instrument in form and substance satisfactory to Lydall confirming that such transferee shall be bound by all of the terms and conditions of the applicable Award Agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 9(a) shall be deemed to restrict a transfer to Lydall or a Lydall Affiliate.
(b)   Documentation.   Each Award Agreement may contain terms and conditions in addition to those specified in the Plan.
(c)   Termination of Status.   The Plan Administrator shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian, or the legal representative of the Participant’s estate or the legatee of the Participant under the Participant’s will, may exercise rights, or receive any benefits, under an Award.
(d)   Withholding.   The Participant must satisfy all income and employment tax withholding obligations before Lydall or a Lydall Affiliate will deliver stock certificates (or the electronic equivalent thereof) or otherwise recognize ownership of the Shares upon the exercise, vesting, or release from forfeiture of an Award. Lydall or a Lydall Affiliate may elect to satisfy the withholding obligations through additional withholding on salary or wages, and except in those jurisdictions where such election is prohibited by applicable law, by accepting any Award, each Participant acknowledges and agrees to the exercise by Lydall or any Lydall Affiliate of such election. If Lydall or a Lydall Affiliate elects not to or cannot withhold from other compensation, the Participant (either directly or through a broker) must pay to Lydall or a Lydall Affiliate the full amount, if any, required for withholding. If provided for in an Award Agreement or approved by the Plan Administrator, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual physical delivery or by attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value (determined, for purposes of this Section 9(d), as of the date the tax obligation arises instead of the date of grant); provided, however, except as otherwise provided by the Plan Administrator, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)   Amendment of Award.   Except as otherwise provided in Section 5(g) with respect to repricings, Sections 5, 6(b) or 7(b) with respect to the vesting of Awards or Section 10(e) with respect to actions requiring stockholder approval, the Plan Administrator may amend, modify or terminate any outstanding Award. The Participant’s consent to such action shall be required (i) unless the Plan Administrator determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8.
(f)   Conditions on Delivery of Stock.   Neither Lydall nor a Lydall Affiliate will be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)   Minimum Vesting Provision.   Subject to Section 9(h), no Award granted on or after April 24, 2020 shall vest earlier than the first anniversary of its date of grant, unless such Award is made in payment of or exchange for other compensation already earned and payable to the Participant, or unless such Award is granted to a Non-Employee Director. The foregoing minimum vesting provision shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)
(h)   Acceleration.   Except as otherwise provided in Section 5, 6(b), or 7(b), the Plan Administrator may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
(i)   Performance Awards.
(1)   Grants.   Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9(i) (“Performance Awards”). No Performance Awards shall vest prior to the first anniversary of the start of the applicable performance period.
(2)   Performance Measures.   The Board may specify that the granting, vesting and/or payout of a Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: net income, operating income, earnings per share, operating cash flow, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, increases in operating margins, reductions in operating expenses, sales, sales growth, earnings on sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, return on assets, return on equity, return on investment, return on invested capital, economic value added, improvement of financial ratings, cost reductions and savings, increase in surplus, productivity improvements, achievement of balance sheet or income statement objectives, customer satisfaction, total stockholder return, gross profit, revenue growth, inventory management, working capital, quality, safety, business development, growth and profitability, manufacturing objectives, market share, negotiating transactions, developing long-term business goals, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, cash position or any other performance measure established by the Board. Such goals may reflect consolidated Company performance, business unit performance or performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures of Lydall or any Lydall Affiliate; may reflect performance on a per-share basis or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria; and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures can be adjusted to exclude any one or more of  (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations and/or the disposition of business lines, business segments or subsegments thereof, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (vi) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, (vii) purchase accounting adjustments to record inventories at fair value on an acquisition date, (viii) strategic transaction, acquisition, divestiture and other transaction-related expenses, (ix) pension plan settlement charges and related expenses, (x) tax benefits or charges realized on any of the adjustments set forth in this Section 9(i)(2), and (xi) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works; and (z) may cover such period as may be specified by the Board.
(3)   Adjustments.   The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of death or disability of the Participant or a change in control of Lydall or, if applicable, a Lydall Affiliate.
(4)   Unvested Dividends/Dividend Equivalents.   Any Performance Award shall, for the avoidance of doubt, be subject to Section 5(i), Section 6(c)(1), Section 6(d)(3) or Section 7(c), as applicable.
10.
Miscellaneous

(a)   Recoupment of Awards.   The Plan Administrator shall have the authority to provide for any or all of the following in any Award Agreement:
(1)   If the Plan Administrator determines in good faith that a Participant has engaged in fraudulent conduct relating to the Company, then (i) such Participant’s outstanding Awards shall be forfeited and (ii) with respect to the year in which such fraudulent conduct occurred, if such Participant realized any “Economic Value” from an Award that was based on or resulted from such fraudulent conduct, such Participant shall promptly reimburse to the Company such Economic Value.
(2)   Any Award hereunder shall be subject to recoupment as required by the applicable provisions of any law (including without limitation Section 10D of the Exchange Act), government regulation or stock exchange listing requirement (and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
(b)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with Lydall or any Lydall Affiliate. Lydall and each Lydall Affiliate expressly reserve the right at any time to dismiss or otherwise terminate their relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.
(c)   No Rights As Stockholder.   Subject to the provisions of the applicable Award Agreement, no Participant, nor any legal representative of the Participant’s estate or legatee of the Participant under the Participant’s will, shall have any rights as a stockholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares.
(d)   Term of Plan.   No Awards shall be granted under the Plan after December 31, 2027, but Awards granted prior to such expiration may extend beyond that date.
(e)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until Lydall’s stockholders approve such amendment; and (ii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of  “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) increasing the number of Shares authorized under the Plan (other than pursuant to Section 8), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan or (D) repealing the prohibition against repricing set forth in Section 5(g) shall be effective unless and until Lydall’s stockholders approve such amendment. To the extent required for purposes of Section 422 of the Code other amendments to the Plan shall be subject to approval by Lydall’s stockholders. Unless otherwise specified in the applicable amendment, any amendment to the Plan adopted in accordance with this Section 10(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such stockholder approval.
(f)   Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees).   The Plan Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Plan Administrator shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Plan Administrator’s discretion under the Plan as the Plan Administrator deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Plan Administrator shall deem necessary or desirable. All supplements adopted by the Plan Administrator shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction.
(g)   Compliance with Section 409A of the Code.
(1)   Notwithstanding anything else herein, the Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions thereof.
(2)   Options and other Awards are intended to be exempt from Section 409A of the Code to the maximum extent possible. With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any applicable Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
(3)   Except as provided in any individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by Lydall in accordance with its procedures, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of  “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum (without interest) on such New Payment Date, and any remaining payments will be paid on their original schedule. By accepting an Award, each Participant agrees that he or she is bound by the foregoing determinations and procedures.
(4)   Notwithstanding the general authority under Section 8(b)(1)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code, the special rules of this Section 10(g)(4) shall apply. If the Reorganization Event constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) (a “409A Change in Control Event”), assumption or substitution pursuant to Section 8(b)(1)(A)(ii) cannot override the provisions of an Award Agreement that provides for settlement of the Restricted Stock Units upon a 409A Change in Control Event; the Restricted Stock Units shall then instead be settled in accordance with the terms of the applicable Award Agreement. The Plan Administrator may only undertake the actions set forth in clauses (iii), (iv), (v) or (vi) of Section 8(b)(1)(A) if the Reorganization Event constitutes a 409A Change in Control Event and Section 409A of the Code permits or requires such action. If the Reorganization Event is not a 409A Change in Control Event or Section 409A of the Code does not permit or require the proposed action, and if the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (ii) of Section 8(b)(1)(A), then, unless otherwise provided in an Award Agreement or another agreement between Lydall or a Lydall Affiliate and the Participant, the unvested Restricted Stock Units that are subject to Section 409A of the Code shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(h)   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no Plan Administrator nor any individual acting as a director, officer, or employee of Lydall or a Lydall Affiliate will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as Plan Administrator or as a director, officer, or employee of Lydall or a Lydall Affiliate.
(i)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.
11.
Definitions

(a)   “Award Agreement” means any agreement, contract or other instrument or document (whether written or electronic) evidencing an Award granted under the Plan, which the Company may require to be executed or acknowledged by a Participant.
(b)   “Board” means the Board of Directors of Lydall, Inc.
(c)   “Cause” shall mean:
(1)   an act or acts of dishonesty or fraud by the Participant relating to the performance of his or her services to Lydall or a Lydall Affiliate;
(2)   a breach by the Participant of his duties or responsibilities resulting in significant demonstrable injury to Lydall or a Lydall Affiliate;
(3)   the Participant’s conviction of a felony or any crime involving moral turpitude;
(4)   the Participant’s material failure (other than death or disability) to perform his or her duties or insubordination where the Participant has been given written notice of the acts or omissions constituting such failure or insubordination and the Participant has failed to cure such conduct within ten days following such notice; or
(5)   a breach by the Participant of any material policy of Lydall or a Lydall Affiliate, as applicable, or of any obligations under a confidentiality, non-competition and/or invention ownership agreement executed by the Participant with Lydall or a Lydall Affiliate.
(d)   “Change in Control Event” shall mean the occurrence, after the Effective Date, of any of the following events:
(1)   a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Commission pursuant to the Exchange Act and that report discloses that any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than Lydall (or one of its subsidiaries) or any employee benefit plan sponsored by Lydall (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of Lydall;
(2)   any person or persons acting together which would constitute a group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than Lydall (or one of its subsidiaries) or any employee benefit plan sponsored by Lydall (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of Lydall (or any securities convertible into voting stock of Lydall) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding voting stock of Lydall;
(3)   the consummation of: (i) a merger, consolidation or reorganization of Lydall with or into any other person if, as a result of such merger, consolidation or reorganization, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of Lydall immediately prior to such merger, consolidation or reorganization; (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of Lydall and its consolidated subsidiaries to any other person if, as a result of such sale, lease, exchange or other transfer, 50% or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or transfer is held in the aggregate by the holders of voting stock of Lydall immediately prior to such sale, lease, exchange or other transfer; or (iii) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of Lydall;
(4)   the dissolution or complete liquidation of Lydall; or
(5)   during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease for any reason to constitute a majority of the Board, unless the election, or the nomination for election by Lydall’s stockholders, of each director of Lydall first elected during such period was approved by a vote of at least a majority of the directors of Lydall then still in office who were directors of Lydall at the beginning of such period.
(e)   “Code” means the Internal Revenue Code of 1986 and any regulations thereunder, each as amended from time to time.
(f)   “Commission” means the U.S. Securities and Exchange Commission.
(g)   “Committee” means (i) the Compensation Committee of the Board or (ii) any other committee or subcommittee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee or subcommittee by the Board or by the Compensation Committee of the Board.
(h)   “Company” means collectively Lydall and each Lydall Affiliate at the relevant applicable time.
(i)   “Delaware Law” means the General Corporation Law of the State of Delaware, as amended from time to time.
(j)   “Economic Value” means, unless otherwise provided by the Plan Administrator with respect to any particular Award, the amount reportable by the Participant as taxable compensation for federal income tax purposes with respect to such Award (other than Incentive Stock Options) or, in the case of an Incentive Stock Option, the amount that would have been reportable by the Participant as taxable compensation for federal income tax purposes with respect to such award if such Incentive Stock Option had been a Nonqualified Stock Option.
(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(l)   “Fair Market Value” means the fair market value per share of Common Stock, determined as follows:
(1)   if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or
(2)   if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) (or another similar system then in use as determined by the Plan Administrator) on the date of determination; or
(3)   if the Common Stock is not publicly traded, the Plan Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Plan Administrator may expressly determine otherwise.
For any date of determination that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Plan Administrator can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

(m)   “Good Reason” shall mean, without the Participant’s consent:
(1)   a significant reduction in the scope of the Participant’s authority, functions, duties or responsibilities from and after the Change in Control Event; provided that a change in scope solely as a result of Lydall no longer being public or becoming a subsidiary of another corporation shall not constitute Good Reason;
(2)   any material reduction in the Participant’s base compensation from and after the Change in Control Event, other than an across-the-board reduction affecting substantially all employees of the Company on substantially the same proportional basis; or
(3)   the relocation of the Participant’s office location to a location more than 50 miles away from the Participant’s then current principal place of employment prior to the Change in Control Event, unless, with respect to Participants not assigned to the corporate headquarters of Lydall, such relocation is within 50 miles of the corporate headquarters of Lydall.
(n)   “Incentive Stock Option” means an Option that the Plan Administrator designates as an “incentive stock option” as defined in Section 422 of the Code.
(o)   “Lydall Affiliate” means (i) any of Lydall’s present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) during the time that such parent or subsidiary corporation satisfies such definition and (ii) any other business venture (including, without limitation, joint venture or limited liability company) in which Lydall has a direct or indirect controlling interest, as determined from time to time by the Plan Administrator.
(p)   “Lydall Affiliates” means collectively each Lydall Affiliate at the relevant applicable time.
(q)   “Non-Employee Director” means a director of Lydall who is not an employee of Lydall or a Lydall Affiliate.
(r)   “Nonqualified Stock Option” means an Option that is not designated as an Incentive Stock Option.
(s)   “NYSE” means the New York Stock Exchange.
(t)   “NYSE Listed Company Manual” means the NYSE Listed Company Manual, as amended from time to time, and any successor rule or regulation.
(u)   “Reorganization Event” means: (a) any merger or consolidation as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or are cancelled, (b) any transfer or disposition of all or substantially all of the outstanding Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (c) any dissolution or complete liquidation of Lydall, or (d) a Change in Control Event.
(v)   “Securities Act” means the Securities Act of 1933, as amended from time to time.
(w)   “Share” means a share of Common Stock.

LYDALL, INC.
ONE COLONIAL ROAD
MANCHESTER, CT 06042-2378

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000438679_1 R1.0.1.18

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date0 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 00000438679_1 R1.0.1.18LYDALL, INC.ONE COLONIAL ROADMANCHESTER, CT 06042-2378VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 04/23/2020 for shares held directly and by 11:59P.M. ET on 04/21/2020 for shares held in a Plan. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 04/23/2020 for shares held directly and by 11:59 P.M. ET on 04/21/2020 for sharesheld in a Plan. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees For Against Abstain1a. David G. Bills1b. Kathleen Burdett1c. James J. Cannon1d. Matthew T. Farrell1e. Marc T. Giles1f. Sara A. Greenstein1g. Suzanne Hammett1h. S. Carl Soderstrom, Jr.The Board of Directors recommends you vote FORproposals 2, 3 and 4. For Against Abstain2. Approving the Amended and Restated 2012 StockIncentive Plan.3. Approving an advisory vote on executivecompensation.4. Ratifying the appointment ofPricewaterhouseCoopers LLP as independentauditor for fiscal year 2020.NOTE: Transacting any other business that mayproperly come before the meeting.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.Yes NoPlease indicate if you plan to attend this meeting

0000438679_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.comLYDALL, INC.Annual Meeting of StockholdersApril 24, 2020, 9:00 A.M.This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Kathleen Burdett, S. Carl Soderstrom, Jr., and Sara A. Greenstein, or any one of them, with full power ofsubstitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the AnnualMeeting of Stockholders of Lydall, Inc. to be held at the Delamar West Hartford, One Memorial Road, West Hartford, Connecticut 06107 onApril 24, 2020, at 9:00 A.M. Eastern Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice ofAnnual Meeting and the Proxy Statement and instructs its attorneys and proxies to vote as set forth on this Proxy, and in their discretion, onany other matters properly coming before this meeting.The shares represented by this Proxy will be voted as specified. If no choice is specified, the proxy will be voted "FOR" the nomineesfor the Board of Directors named in the proxy, "FOR" the approval of the Amended and Restated 2012 Stock Incentive Plan, "FOR"the approval of the advisory vote on executive compensation and "FOR" the ratification of the appointment ofPricewaterhouseCoopers LLP as independent auditor.THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE THESE SHARESVOTED.Continued and to be signed on reverse side